Exhibit 2.1
EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
Dated as of January 27, 2011
Among
Verizon Communications Inc.,
Verizon Holdings Inc.
and
Terremark Worldwide, Inc.

i

(continued)

(continued)

(continued)
Annex A — Conditions to the Offer
Exhibit A — Form of Certificate of Incorporation for the Surviving Corporation
Exhibit B — Form of Bylaws for the Surviving Corporation

AGREEMENT AND PLAN OF MERGER
          This AGREEMENT AND PLAN OF MERGER, dated as of January 27, 2011 (this “Agreement”), is by and among Verizon Communications Inc., a Delaware corporation (“Parent”), Verizon Holdings Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Purchaser”), and Terremark Worldwide, Inc., a Delaware corporation (the “Company”). Certain terms used in this Agreement are defined in Section 8.11.
          WHEREAS, the respective Boards of Directors of Purchaser and the Company have unanimously determined that this Agreement and the Transactions, including the Offer and the Merger, are advisable, fair to and in the best interests of their respective stockholders;
          WHEREAS, the respective Boards of Directors of Purchaser and the Company have unanimously, and the Board of Directors of Parent has unanimously by those directors present and voting, approved this Agreement and the Transactions, including the Offer and the Merger, on the terms and subject to the conditions set forth in this Agreement;
          WHEREAS, Purchaser shall commence a tender offer to purchase all of the shares of common stock, $.001 par value per share, of the Company (“Company Common Stock”) outstanding (each, a “Share” and, collectively, the “Shares”) for $19.00 per Share (such amount or any greater amount per Share paid pursuant to the Offer being hereinafter referred to as the “Offer Price”), subject to any required withholding of Taxes, net to the seller in cash, on the terms and subject to the conditions provided for in this Agreement (such cash tender offer, as it may be amended from time to time as permitted by this Agreement, the “Offer”);
          WHEREAS, Purchaser shall merge with and into the Company, with the Company being the surviving corporation, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which Shares (other than certain Shares as provided in Section 2.7) will be converted into the right to receive the Offer Price, subject to any required withholding of Taxes, on the terms and subject to the conditions provided for in this Agreement (the “Merger”); and
          WHEREAS, Parent has required, as a condition to its willingness to enter into this Agreement, that certain stockholders of the Company (the “Supporting Stockholders”) enter into Tender and Support Agreements, each dated as of the date hereof (the “Support Agreements”), simultaneously herewith, pursuant to which, among other things, each Supporting Stockholder has agreed to (i) tender all Shares it beneficially owns in the Offer, (ii) vote to adopt this Agreement and (iii) take certain other actions in furtherance of the Merger, in each case, on the terms and subject to the conditions provided for in the Support Agreements.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:
ARTICLE I
The Offer
     Section 1.1 The Offer.
          (a) Commencement of the Offer. Unless this Agreement shall have previously been terminated in accordance with Article VII, and provided that the Company shall have complied in all material respects with its obligations under Section 1.2, Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) the Offer to purchase all of the outstanding Shares at a price per Share equal to the Offer Price as promptly as reasonably practicable following the date hereof, but no earlier than the tenth (10th) Business Day and no later than the fifteenth (15th) Business Day after the initial public announcement of the execution of this Agreement (which initial public announcement shall occur no later than the first (1st) Business Day following execution and delivery of this Agreement).
          (b) Terms and Conditions of the Offer. The obligation of Purchaser to, and of Parent to cause Purchaser to, accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to the satisfaction (or waiver by Parent and Purchaser) of the conditions set forth in Annex A hereto (the “Offer Conditions”). To the extent permitted by applicable Law, Parent and Purchaser expressly reserve the right to waive any of the Offer Conditions (other than the Minimum Condition), to increase the price per Share payable in the Offer and to make any other changes in the terms of the Offer; provided, however, that no change may be made without the prior written consent of the Company that (i) decreases the price per Share payable in the Offer, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares sought to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to the Offer Conditions, (v) amends, modifies or waives the Minimum Condition, (vi) modifies or amends any of the Offer Conditions in any manner adverse to the holders of Shares or (vii) except as provided in Section 1.1(c), extends the Initial Offer Expiration Date.
          (c) Expiration and Extensions of the Offer. The Offer shall initially be scheduled to expire at midnight, New York City time, on the twentieth (20th) Business Day following the commencement of the Offer (calculated in accordance with Rule 14d-1(g)(3) promulgated under the Exchange Act) (the “Initial Offer Expiration Date”); provided that, if at any scheduled expiration of the Offer, any Offer Condition is not then satisfied or, to the extent permitted by this Agreement and applicable Law, waived, then Purchaser shall extend the Offer on one or more occasions for consecutive periods of at least five (5) Business Days but no more than ten (10) Business Days, each as determined by Parent, or for such longer period(s) as Parent and the Company may otherwise agree, up until the Walk-Away Date to permit such Offer Condition(s) to be satisfied; provided, however, that, if all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived, Purchaser shall have the right, but not the obligation, to terminate the Offer ten (10) days after the date on which all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived (but not earlier than ninety (90) days after the date hereof). Notwithstanding any of the foregoing contained in this Section 1.1(c), Purchaser shall be required to extend the Offer on one or more occasions for the minimum period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof or of Nasdaq applicable to the Offer; provided, however, that such extension shall be subject to the right to terminate the Offer in accordance with Section 1.1(f), and the parties’ respective rights to terminate this Agreement pursuant to Section 7.1, and nothing contained herein shall require Purchaser to extend the period during which the Offer remains open to any date after the Walk-Away Date. The “Initial Offer Expiration Date” as it may be extended is referred to as the “Expiration Date.” Notwithstanding anything to the contrary contained in this Section 1.1(c), if this Agreement is terminated pursuant to Section 7.1 , then Purchaser shall promptly (and, in any event, within one (1) Business Day after such termination), irrevocably and unconditionally terminate the Offer.
          (d) Subsequent Offering Period. If, as of the Offer Closing, all of the conditions to the Offer have been satisfied (or, to the extent permitted by this Agreement and applicable Laws, waived by Purchaser) but the number of Shares validly tendered and not withdrawn pursuant to the Offer, when taken together with Shares, if any, then owned by Parent and its Subsidiaries, constitutes less than 90% of the Shares then outstanding, without the consent of the Company, Purchaser shall have the right to provide for a “subsequent offering period” (as contemplated by Rule 14d-11 under the Exchange Act).
          (e) Payment. Subject to the terms of the Offer and this Agreement and the satisfaction or permitted waiver of all the Offer Conditions, Purchaser shall accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer promptly (and in any event within three (3) Business Days) after the Expiration Date and in any event in compliance with Rule 14d-10 and Rule 14e-1(c) under the Exchange Act. On or prior to the date that Purchaser becomes obligated to pay for Shares pursuant to the Offer, Parent shall provide or cause to be provided to Purchaser the funds necessary to pay for all Shares that Purchaser becomes so obligated to pay for pursuant to the Offer. The Offer Price shall, subject to any required withholding of Taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. The Company agrees that no Shares held by the Company or any of its Subsidiaries will be tendered to Purchaser pursuant to the Offer. The payment for Shares accepted for payment pursuant to and subject to the conditions of the Offer is referred to in this Agreement as the “Offer Closing”.
          (f) Continuing Pursuit of the Merger. If at any then-scheduled Expiration Date occurring after the later of April 4, 2011 and the Proxy Statement Clearance Date, any Offer Condition shall not have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived (other than Offer Conditions that by their nature are to be satisfied on the Expiration Date), then Purchaser may irrevocably and unconditionally terminate the Offer and concurrently therewith shall pursue the Merger as contemplated in Section 5.4 (it being understood that the provisions of this Section 1.1(f) shall not limit the rights of Parent and Purchaser under Section 1.1(c) to terminate the Offer without pursuing the Merger).
          (g) Termination of the Offer. The termination of the Offer pursuant to Section 1.1(c) or Section 1.1(f) is referred to in this Agreement as the “Offer Termination”. Notwithstanding anything to the contrary in Section 1.1, if this Agreement is terminated pursuant to Section 7.1, then Purchaser shall promptly (and, in any event, within one (1) Business Day after such termination), irrevocably and unconditionally terminate the Offer. If the Offer is terminated or withdrawn by Purchaser, or this Agreement is terminated in accordance with Section 7.1, Purchaser shall promptly return, and shall cause any depository acting on behalf of Purchaser to return, all tendered Shares to the registered holders thereof in accordance with the terms of the Offer and applicable Law. The parties hereto acknowledge and agree that the Offer Termination shall not give rise to a right of termination of this Agreement except to the extent expressly provided for in Section 7.1 and that, absent any such termination of this Agreement, the obligations of the parties hereunder other than those related to the Offer shall continue to remain in effect, including those obligations with respect to the Merger.
          (h) Adjustments to Offer Price. The Offer Price shall be adjusted to the extent appropriate to reflect the effect of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to the Shares occurring or having a record date on or after the date of this Agreement and prior to the payment by Purchaser for the Shares; provided that this Section 1.1(h) shall not affect or supersede the provisions of Section 5.1.
          (i) Offer Documents. As promptly as practicable on the date of commencement of the Offer, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments, supplements and exhibits thereto, the “Schedule TO”) with respect to the Offer. The Schedule TO shall contain or incorporate by reference an offer to purchase and forms of the related letter of transmittal, summary advertisement, notices to brokers, dealers and clients, and all other ancillary Offer documents (collectively, together with all amendments, supplements and exhibits thereto, the “Offer Documents”). The Company shall promptly furnish to Parent in writing all information concerning the Company that may be required by applicable federal securities Laws for inclusion in the Offer Documents. Parent and Purchaser shall cause the Offer Documents (i) to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities Laws and (ii) to comply as to form in all material respects with the requirements of Exchange Act, the applicable rules and regulations of Nasdaq and all other applicable Laws. Parent and Purchaser, on the one hand, and the Company, on the other hand, shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall be or shall have become false or misleading in any material respect, and Parent and Purchaser shall cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities Laws. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents before they are filed with the SEC and disseminated to holders of Shares, and Parent and Purchaser shall give reasonable and good faith consideration to all additions, deletions or changes suggested thereto by the Company and its counsel. In addition, Parent and Purchaser agree to provide the Company and its counsel with any comments, whether written or oral, that Parent or Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, to consult with the Company and its counsel prior to responding to any such comments and to provide the Company with copies of all such written responses. The Company has been informed that all directors and executive officers of the Company intend to tender all of their respective Shares, if any, in the Offer and the Offer Documents may so state. The Company hereby consents to the inclusion of the Company Recommendation in the Offer Documents (subject to Section 5.2(e)).
     Section 1.2 Company Actions.
          (a) Schedule 14D-9. As promptly as practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the “Schedule 14D-9”) which, subject to Section 5.2(e), shall contain the Company Recommendation. The Company shall include the Fairness Opinion, in its entirety, as an annex to the Schedule 14D-9. The Company shall cause the Schedule 14D-9 (i) to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities Laws and (ii) to comply as to form in all material respects with the requirements of the Exchange Act, the applicable rules and regulations of Nasdaq and all other applicable Laws. Parent and Purchaser shall promptly furnish to the Company in writing all information concerning Parent and Purchaser that may be required by applicable federal securities Laws for inclusion in the Schedule 14D-9. The Company, on the one hand, and each of Parent and Purchaser, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall be or shall have become false or misleading in any material respect, and the Company shall cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the

Schedule 14D-9 before it is filed with the SEC and disseminated to holders of Shares, and the Company shall give reasonable and good faith consideration to all additions, deletions or changes suggested thereto by Parent and its counsel. In addition, the Company agrees to provide Parent and its counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, to consult with Parent and its counsel prior to responding to any such comments and to provide Parent with copies of all such written responses.
          (b) Stockholder Lists. In connection with the Offer, the Company shall cause its transfer agent to furnish Purchaser or its designated agent with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Purchaser with such additional information, including updated listings and computer files of shareholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable Laws and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Purchaser shall not use and shall hold in confidence, until consummation of the Offer, all information furnished in accordance with this Section 1.2(b) in accordance with the requirements of the Confidentiality Agreement and, if this Agreement shall be terminated, each of Parent and Purchaser shall, upon request, deliver to the Company or destroy all copies of such information in its possession or control in accordance with the terms of the Confidentiality Agreement.
     Section 1.3 Directors of the Company.
          (a) Composition of the Company Board and Committees. Upon the Offer Closing, Parent, in accordance with applicable Law, shall be entitled to designate the number of directors, rounded up to the next whole number, constituting the Company’s Board of Directors (the “Company Board”) that equals the product of (i) the total number of directors on the Company Board (giving effect to the election of directors designated and elected by Parent pursuant to this Section 1.3(a)) and (ii) the percentage that the number of Shares beneficially owned by Parent and its Subsidiaries (including Shares purchased pursuant to the Offer) bears to the total number of Shares then outstanding, and the Company shall cause Parent’s designees to be elected or appointed to the Company Board, including, if necessary, by increasing the total number of Company directorships, and seeking and accepting resignations of incumbent directors. At such time, the Company shall also, at the request of Parent, cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (A) each committee of the Company’s Board of Directors and (B) each board of directors of each Subsidiary of the Company (and each committee thereof) that represents the same percentage as such individuals represent on the Company’s Board of Directors.
          (b) Independent Directors. Following the Offer Closing, without limiting the generality of the foregoing paragraph, at all times prior to the Effective Time, the Company Board shall be composed of not less than three (3) Independent Directors each of whom shall be a Qualified Person, and (i) if the number of Independent Directors shall ever be fewer than three (3) for any reason (or if immediately following Offer Closing there are not at least three (3) then-existing directors of the Company who are Qualified Persons and willing to serve as Independent Directors), then the remaining Independent Director(s) shall be entitled to designate any Qualified Person to fill each such vacancy and each such designated Qualified Person shall be deemed to be an Independent Director for all purposes of this Agreement, or (ii) if no Independent Directors remain for any reason, the other directors shall be required to designate three (3) Qualified Persons to fill such vacancies, and such persons shall be deemed to be Independent Directors for all purposes of this Agreement. Notwithstanding the foregoing, and subject to the Offer Closing, the Company shall, if Parent shall so request, take all action necessary to elect to be treated as a “Controlled Company” for purposes of Nasdaq Marketplace Rule 5615(c) (or any successor provision) and make all necessary filings and disclosures associated with such status.
          (c) “Independent Director” means any member of the Company Board while such person is such a member thereof, who is not an officer or Affiliate of the Company, Parent or any of their respective Subsidiaries and was a member of the Company Board prior to the date of this Agreement, and any successor of an Independent Director, while such successor is a member of the Company Board, who is not an officer or Affiliate of the Company, Parent or any of their respective Subsidiaries and was recommended or elected to so succeed by a majority of Independent Directors.
          (d) “Qualified Person” means any person who meets the standards of an “independent director” under Section 301 of the Sarbanes-Oxley Act of 2002, and (other than by virtue of being a Company director) who otherwise has no affiliation or association with, employment relationship with, material investment or equity interest in, borrower-creditor relationship with, or business relationship with, the Company, Parent or any of their respective Affiliates or Subsidiaries.
          (e) Section 14(f) of the Exchange Act. The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3, including mailing to the Company’s stockholders the information required by such Section 14(f) and Rule 14f-1 (which the Company shall mail together with the Schedule 14D-9 if it receives from Parent and Purchaser the information below on a basis timely to permit such mailing) as is necessary to fulfill the Company’s obligations under Section 1.3. Parent and Purchaser shall supply the Company such information with respect to Parent and Purchaser and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1 as is necessary in connection with the appointment of any of

Parent’s designees under Section 1.3. The provisions of Section 1.3 are in addition to and shall not limit any rights that Purchaser, Parent or any of their Affiliates may have as a holder or beneficial owner of Shares as a matter of Law with respect to the election of directors or otherwise.
          (f) Independent Director Approval. Following the election or appointment of Parent’s designees pursuant to Section 1.3(a) and until the Effective Time the approval of a majority of the Independent Directors (or of the sole Independent Director if there shall be only one (1) Independent Director) shall be required for the Company to authorize (and such authorization shall constitute the authorization of the Company Board and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize)(such authorization, the “Independent Director Approval”) (i) any Company Adverse Recommendation Change, (ii) any consent or action by the Company required under this Agreement, including termination of this Agreement by the Company, (iii) any amendment of this Agreement or of the Company’s certificate of incorporation (the “Company Certificate of Incorporation”) or bylaws (the “Company Bylaws” and, together with the Company Certificate of Incorporation, the “Company Charter Documents”), (iv) any extension of the time for performance of any obligation or action hereunder by Parent or Purchaser, (v) any waiver of compliance with any covenant of Parent or Purchaser or any waiver of any other agreements or conditions contained herein for the benefit of the Company or (vi) any exercise of the Company’s rights or remedies under this Agreement or any action seeking to enforce any obligation of Parent or Purchaser under this Agreement. If asked to take any of the actions or to perform any of the duties set forth above, and with respect to any transactions where Parent has or reasonably may be deemed to have interests that are materially different from or in addition to the interests of the non-Affiliate holders of Shares, the Independent Directors shall have the authority to retain, at the expense of the Company, the Company’s current outside legal counsel, Greenberg Traurig, P.A., and a financial advisor, in each case, as reasonably necessary to ensure the exercise and discharge of their fiduciary and other duties and their obligations under this Agreement. In addition, following the appointment of Parent’s designees pursuant to Section 1.3(a), the Independent Directors shall have the authority to institute any action, on behalf of the Company and the non-Affiliate holders of Shares (including at the request of such holders), to enforce the performance by Purchaser or Parent of its obligations under this Agreement.
     Section 1.4 Top-Up Option.
          (a) Top-Up Option. Subject to Section 1.4(b) and Section 1.4(c), the Company grants to Purchaser an irrevocable and non-transferable option, for so long as this Agreement has not been terminated pursuant to the provisions hereof (the “Top-Up Option”), to purchase from the Company such number of authorized and unissued shares of Company Common Stock (the “Top-Up Option Shares”) that, when added to the number of Shares owned by Parent and its Subsidiaries at the time of exercise of the Top-Up Option, constitutes one (1) share of Company Common Stock more than 90% of the outstanding Shares after giving effect to the issuance of the Top-Up Option Shares.

Upon Purchaser’s request, the Company shall cause its transfer agent to certify in writing to Purchaser the number of Shares outstanding as of immediately prior to the exercise of the Top-Up Option and after giving effect to the issuance of the Top-Up Option Shares.
          (b) Exercise of Top-Up Option. The Top-Up Option may be exercised by Purchaser, in whole and not in part, only once, at any time during the ten (10) Business Day period next following the Offer Closing (and if there shall have been commenced a subsequent offering period as contemplated by Section 1.1(d), after the expiration of such subsequent offering period); provided, that notwithstanding anything in this Agreement to the contrary the Top-Up Option shall not be exercisable to the extent (i) the number of Top-Up Option Shares issuable upon exercise of the Top-Up Option would exceed the number of authorized but unissued shares of Company Common Stock, (ii) any provision of applicable Law or any judgment, injunction, order or decree of any Governmental Authority shall prohibit such exercise, or require any action, consent, approval, authorization or permit of, action by, or filing with or notification to, any Governmental Authority in connection with such exercise or the delivery of the Top-Up Option Shares in respect of such exercise, if such action, consent, approval, authorization or permit, action, filing or notification has not theretofore been obtained or made or (iii) the conditions set forth in Section 6.1(c) and Section 6.1(d) are not satisfied as of the time of the issuance of the Top-Up Option Shares. The aggregate purchase price payable for the Top-Up Option Shares being purchased by Purchaser pursuant to the Top-Up Option shall be determined by multiplying the number of such Top-Up Option Shares then-subject to the Top-Up Option by the Offer Price. Such purchase price shall be paid by Parent or Purchaser, at Parent’s or Purchaser’s election, by either (1) paying in cash an amount equal to the aggregate par value of the Top-Up Option Shares which shall be allocated to the Company’s stated (or “paid-in”) capital account and by executing and delivering to the Company a promissory note (the “Promissory Note”) having a principal amount equal to the balance of such purchase price which balance shall be allocated to the Company’s “additional capital” account or (2) executing and delivering a Promissory Note for the full purchase price. The Promissory Note (A) shall be due on the first (1st) anniversary of the Top-Up Closing, (B) shall bear simple interest of 5% per annum, (C) shall be full recourse to Parent and Purchaser, (D) may be prepaid, in whole or in part, at any time without premium or penalty, and (E) shall have no other material terms. Notwithstanding the foregoing, Purchaser may elect to pay (or cause to be paid) all or a portion of the aggregate purchase price payable for the Top-Up Option Shares being purchased by Purchaser in cash and in connection therewith, the Company shall apply such cash proceeds (without the deduction of any other fee or expense) toward an Optional Redemption of the 12% Notes in the manner directed by Parent.
          (c) Top-Up Notice; Top-Up Option Closing. In the event Purchaser elects, subject to the provisions of this Section 1.4 to exercise the Top-Up Option, Parent or Purchaser shall deliver to the Company a notice (the “Top-Up Notice”) setting forth (i) its election to so exercise and purchase the Top-Up Option Shares then-subject to the Top-Up Option, and (ii) the place (if other than as set forth in Section 2.2) and time at which the simultaneous exercise and purchase of such Top-Up Option Shares by

Purchaser is to take place. The Top-Up Notice shall also include an undertaking signed by Parent and Purchaser that in addition to the provisions of Section 1.4(b), it shall be a condition to the exercise of the Top-Up Option that, simultaneously with such exercise of the Top-Up Option and the issuance of the Top-Up Option Shares, Purchaser shall, and Parent shall cause Purchaser to, simultaneously consummate the Merger in accordance with Section 253 of the DGCL as contemplated by Section 5.4(e). At the simultaneous exercise and purchase of the Top-Up Option Shares (the “Top-Up Closing”), Parent or Purchaser shall cause to be delivered to the Company the consideration required to be delivered in exchange for the Top-Up Option Shares and consummation of the Merger, and the Company shall cause to be issued to Purchaser a certificate representing the Top-Up Option Shares. The parties hereto agree to use their reasonable best efforts to cause (A) the exercise of the Top-Up Option, (B) the issuance and closing of the purchase of the Top-Up Option Shares, and (C) the Merger to be consummated in accordance with Section 253 of the DGCL as contemplated by Section 5.4(e) to occur simultaneously.
          (d) Exemption from Registration. Parent and Purchaser acknowledge that the Top-Up Option Shares that Purchaser may acquire upon exercise of the Top-Up Option will not be registered under the Securities Act and will be issued in reliance upon an applicable exemption from registration under the Securities Act. Each of Parent and Purchaser hereby represents and warrants to the Company that Purchaser will be, upon the purchase of the Top-Up Option Shares, an “accredited investor”, as defined in Rule 501 of Regulation D under the Securities Act. Purchaser agrees that the Top-Up Option and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option are being and will be acquired by Purchaser for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act).
          (e) No Impact on Appraisal Rights. Any impact on the value of the Shares as a result of the issuance of the Top-Up Option Shares will not be taken into account in any determination of the fair value of any Dissenting Shares pursuant to Section 262 of the DGCL as contemplated by Section 2.9.
     Section 1.5 Offer Documents; Schedule 14D-9; Proxy Statement. Without limiting any other provision of this Agreement, whenever any party hereto becomes aware of any event or change which is required to be set forth in an amendment or supplement to the Offer Documents, the Schedule 14D-9 or the Proxy Statement, such party shall promptly inform the other parties thereof and each of the parties shall cooperate in the preparation, filing with the SEC and (as and to the extent required by applicable federal securities Laws) dissemination to the Company’s stockholders of such amendment or supplement.

ARTICLE II
The Merger
     Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Purchaser shall be merged with and into the Company, and the separate corporate existence of Purchaser shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).
     Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the “Closing Date”), which date shall be no later than the fifth (5th) Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.
     Section 2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (or, if applicable, a certificate of ownership and merger), executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).
     Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.
     Section 2.5 Certificate of Incorporation and By-laws of the Surviving Corporation.
          (a) The Company Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall be amended in the Merger to be in the form of Exhibit A hereto and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.
          (b) The Company Bylaws, as in effect immediately prior to the Effective Time, shall be amended in the Merger to be in the form of Exhibit B hereto and,

as so amended, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.
     Section 2.6 Directors and Officers of the Surviving Corporation.
          (a) Each of the parties hereto shall take all necessary action to cause the directors of Purchaser immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.
          (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.
     Section 2.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Purchaser or the Company:
          (a) Each share of capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.
          (b) All Shares that are owned by the Company as treasury stock and any Shares owned by Parent or Purchaser immediately prior to the Effective Time shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.
          (c) Each Share (other than (i) Shares to be canceled in accordance with Section 2.7(b) and (ii) any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Offer Price, subject to any required withholding of Taxes and without interest (the “Merger Consideration”). All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
          (d) The Merger Consideration shall be adjusted to the extent necessary to reflect the effect of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to the Shares occurring or having a record date on or after the date of this Agreement and prior to the payment of the Merger Consideration; provided that this Section 2.7(d) shall not affect or supersede the provisions of Section 5.1.
     Section 2.8 Exchange of Certificates.
          (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company, reasonably acceptable to the Company, to act as agent for the holders of Shares in connection with the Merger (the “Paying Agent”) to receive, for the benefit of holders of Shares, the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.7(c). On or prior to the Closing Date, Parent shall deposit such aggregate Merger Consideration with the Paying Agent. Such aggregate Merger Consideration deposited with the Paying Agent, pending its disbursement to such holders, shall be invested by the Paying Agent as directed by Parent in one or more Permitted Investments. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent or as Parent otherwise directs. To the extent such fund diminishes for any reason below the amount required to make prompt payment of the Merger Consideration, Parent and the Surviving Corporation shall promptly replace or restore the lost portion of such fund to ensure that it is, at all times, maintained at a level sufficient to make such payments.
          (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (or evidence of shares in book-entry form), which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”), whose shares were converted pursuant to Section 2.7 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which shall be in such form and shall have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (A) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest.
          (c) Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of Shares upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.8(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
          (d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Article II.
          (e) Termination of Fund. At any time following nine (9) months after the Closing Date, the Surviving Corporation shall be entitled, at Parent’s option, to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation free and clear of all Liens of any Person previously entitled thereto.

          (f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
          (g) Withholding Taxes. Parent, Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares, Options, Restricted Shares or Company Warrants pursuant to the Offer or Merger such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or under any provision of state, local or foreign Tax Law (including any income Tax Law or other Tax Law). To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Options, Restricted Shares or Company Warrants, as applicable, in respect of which such deduction and withholding was made.
     Section 2.9 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Share, in accordance with Section 2.7, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.8 to pay for

Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.
     Section 2.10 Treatment of Stock Options, Restricted Shares and Stock Plans.
          (a) Treatment of Stock Options. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, (i) the vesting and exercisability of each then outstanding option or similar right to purchase Company Common Stock (each, an “Option”), granted under any stock option plan of the Company, including the Amended and Restated Company 2005 Executive Incentive Compensation Plan, the Amended and Restated 2000 Stock Option Plan, the 2000 Directors Stock Option Plan, and the 1996 Stock Option Plan, in each case, as amended from time to time, or any other plan, agreement or arrangement (collectively, the “Company Stock Plans”), shall be fully accelerated, (ii) each Option with an exercise price per share of Company Common Stock that is greater than or equal to the Offer Price, without regard to the identity of the holder, shall be cancelled and terminated, and (iii) each Option with an exercise price per share of Company Common Stock that is less than the Offer Price, without regard to the identity of the holder, shall be deemed exercised and, at the Effective Time, shall be terminated and converted into the right to receive an amount (subject to any applicable withholding or other Taxes required by applicable Law to be withheld in accordance with Section 2.8(g)), without interest, equal to the product of (A) the total number of shares of Company Common Stock deemed to be issued upon the deemed exercise of such Option and (B) the excess of the Merger Consideration per Share over the exercise price per share of Company Common Stock previously subject to such Option (such amounts payable hereunder being referred to as the “Option Consideration”). From and after the Effective Time, any such deemed exercised Option shall entitle such holder only to the payment of the Option Consideration. Without limiting the foregoing, as soon as practicable after the date hereof, the Company shall take all necessary action under the Company Stock Plans and the stock option agreements evidencing the Options (including, to the extent necessary, obtaining consent from the holders of the Options and making any amendments to the terms of the Company Stock Plans) to effectuate the actions contemplated by this Section 2.10(a) and, notwithstanding anything to the contrary, payment may be withheld in respect of any Option until any necessary consents are obtained.
          (b) Treatment of Restricted Shares. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, (i) immediately prior to the Effective Time the vesting of all restricted shares of Company Common Stock (the “Restricted Shares”) that are then unvested and awarded under the Company Stock Plans shall be fully accelerated, and (ii) at the Effective Time each then outstanding Restricted Share shall be automatically converted into the right to receive the Merger Consideration on the terms and conditions set forth in Section 2.7(c), subject to any withholding of Taxes required by applicable Law in accordance with

Section 2.8(g) and without interest. Without limiting the foregoing, as soon as practicable after the date hereof, the Company shall take all necessary action under the Company Stock Plans and the restricted stock award agreements evidencing the Restricted Shares (including, to the extent necessary, obtaining consent from the holders of the Restricted Shares and making any amendments to the terms of the Company Stock Plans) to effectuate the actions contemplated by this Section 2.10(b) and, notwithstanding anything to the contrary, payment may be withheld in respect of any Restricted Share until any necessary consents are obtained.
          (c) Termination of Company Stock Plans. Following the Offer Closing and prior to the Effective Time, the Company shall take all actions necessary to terminate all of its Company Stock Plans, such termination to be effective at the Effective Time. After the Effective Time, all Company Stock Plans shall be terminated and no further Options or other rights with respect to shares of Company Common Stock shall be granted thereunder.
     Section 2.11 Company Warrants. At the Effective Time, each warrant to purchase shares of Company Common Stock that is issued, unexpired and unexercised immediately prior to the Effective Time (the “Company Warrants”) and not terminated pursuant to its terms in connection with the Merger shall be entitled to receive upon the exercise of such Company Warrant a payment in cash (subject to any applicable withholding or other Taxes required by applicable Law to be withheld in accordance with Section 2.8(g) and without interest) of an amount equal to the product of (i) the total number of shares of Company Common Stock previously subject to such Company Warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Company Warrant (the “Warrant Consideration”). From and after the Effective Time, any such Company Warrant shall no longer be exercisable by the former holder thereof for any shares of Company Common Stock or capital stock of the Surviving Corporation, but shall entitle such holder only to the payment of the Warrant Consideration upon exercise of such Company Warrant. Without limiting the foregoing, as soon as practicable after the date hereof, the Company shall take all necessary action under the Company Warrants (including, to the extent necessary, obtaining consent of the holders of the Company Warrants) to effectuate the actions contemplated by this Section 2.11 and, notwithstanding anything to the contrary, payment may be withheld in respect of any Company Warrant until any necessary consents are obtained. The Company shall prepare and deliver to the holders of Company Warrants any notices that are required by the terms of the Company Warrants to be delivered to such holders in connection with the consummation of the Transactions.
     Section 2.12 Payment for Options and Company Warrants. Parent shall provide sufficient funds for and shall cause the Surviving Corporation to pay (i) the Option Consideration as contemplated by Section 2.10(a) within five (5) Business Days following the Closing Date and (ii) the Warrant Consideration as contemplated by Section 2.11 on or prior to the later of (A) the fifth (5th) Business Day following the

Closing Date or (B) the fifth (5th) Business Day following the exercise of a Company Warrant by a holder thereof.
ARTICLE III
Representations and Warranties of the Company
          Subject to Section 8.6(c), except (i) as disclosed in the Company SEC Documents publicly filed with the SEC prior to the date hereof, other than any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” (or any similar captions) and any other disclosures contained therein that are predictive, cautionary or forward looking in nature, but being understood that this clause (i) shall not be applicable to Section 3.2, Section 3.3, Section 3.8, Section 3.9, Section 3.10, Section 3.23, Section 3.24, Section 3.25 or Section 3.26, or (ii) as set forth in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Purchaser:
     Section 3.1 Organization, Standing and Corporate Power.
          (a) Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed and has all requisite corporate or other power, as the case may be, and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
          (b) Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, proxies, charges, mortgages, encumbrances, adverse rights, restrictions or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States) (collectively, “Liens”). Other than money market accounts, the Company does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any Person, other than its Subsidiaries.

          (c) The Company has made available to Parent in the VDR true, complete and correct copies of the Company Charter Documents and true, complete and correct copies of the certificates of incorporation and by-laws (or comparable organizational documents) of each of its Subsidiaries (the “Subsidiary Documents”), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions. The Company has made available to Parent in the VDR true, complete and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders and the Company Board (other than any such minutes relating to or in connection with the Transactions) since January 1, 2007.
     Section 3.2 Capitalization.
          (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share (“Company Preferred Stock”). At the close of business on January 26, 2011, (i) 67,402,815 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) no shares of Company Preferred Stock were issued and outstanding, (iv) 2,030,268 shares of Company Common Stock were subject to outstanding Options granted under the Company Stock Plans, (v) 3,168,437 were unvested Restricted Shares granted under the Company Stock Plans, (vi) 9,660,534 shares of Company Common Stock were reserved for issuance under the Convertible Notes and (vii) 2,014,750 shares of Company Common Stock were reserved for issuance upon exercise of the Company Warrants. All of the Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Subsidiaries of the Company beneficially own any shares of Company Common Stock.
          (b) Included in Section 3.2(b) of the Company Disclosure Schedule is a true, complete and correct list, as of the date hereof, of (i) each outstanding Option, the number of shares of Company Common Stock subject thereto, the grant date, the expiration date, the exercise price, the vesting schedule thereof, and the name of the holder thereof, and (ii) each outstanding Restricted Share, the grant date, the vesting schedule thereof, and the name of the holder thereof. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Each Option and each Restricted Share award has been granted pursuant to the Company’s form of stock option agreement and form of restricted stock award agreement, respectively, true, complete and correct copies of which have been made available to Parent in the VDR. All Options have an exercise price equal to no less than the fair market value of the underlying shares of Company Common Stock on the date of grant.

          (c) Included in Section 3.2(c) of the Company Disclosure Schedule is a true, complete and correct list, as of the date hereof, of each outstanding Company Warrant, the grant dates, expiration dates, exercise price and vesting schedules thereof and the names of the holders thereof. All shares of Company Common Stock subject to issuance under the Company Warrants, upon issuance prior to the Effective Time on the terms and conditions specified in Company Warrants, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All outstanding Company Warrants have been granted pursuant to the forms of warrant agreements identified on Section 3.2(c) of the Company Disclosure Schedule, true, complete and correct copies of which have been made available to Parent in the VDR.
          (d) Since the Balance Sheet Date, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding Options, Restricted Shares, Company Warrants, Convertible Notes or as otherwise expressly permitted by this Agreement.
          (e) Except (i) as set forth in this Section 3.2 or (ii) as otherwise expressly permitted by Section 5.1 hereof, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock. None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.
          (f) Except for the Convertible Notes, there are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of the Company or any of its Subsidiaries may vote.
     Section 3.3 Authority; Noncontravention; Voting Requirements.
          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by the Company Board, and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
          (b) The Company hereby consents to the Offer and represents that the Company Board, at a meeting heretofore duly called and held at which all of the members of the Company Board were present in person or by telephone in compliance with the applicable provisions of the DGCL, duly and unanimously adopted resolutions (i) determining that this Agreement and the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement are advisable, (ii) determining that this Agreement and the Transactions, including the Offer and the Merger, taken together, are fair to and in the best interests of the Company and the holders of Shares, (iii) approving this Agreement and the Transactions, including the “agreement of merger” contained in this Agreement in accordance with the DGCL, (iv) directing that the “agreement of merger” contained in this Agreement be submitted to the holders of Shares for adoption, unless the Merger is consummated in accordance with Section 253 of the DGCL as contemplated herein (the “Company Merger Recommendation”), (v) subject to Section 5.2 and Section 5.4(a), recommending that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer, (the “Offer Recommendation” and, together with the Company Merger Recommendation, “Company Recommendation”), (vi) authorizing the grant of the Top-Up Option and the issuance of the Top-Up Option Shares upon the exercise thereof, and (vii) electing, to the extent permitted by applicable Laws, to make inapplicable all state takeover laws or similar Laws, including Section 203 of the DGCL, to the extent they might otherwise apply to the execution, delivery, performance or consummation of this Agreement or the transactions (including, the Transactions) contemplated hereby or thereby. None of the aforesaid actions by the Company’s Board of Directors has been amended, rescinded or modified as of the date hereof. No further corporate action is required by the Company Board in order for the Company to approve this Agreement or the Transactions, including the Merger and the Offer.
          (c) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (A) violate any material Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
          (d) The affirmative vote (in person or by proxy) of the holders of a majority of the Shares for the adoption of this Agreement is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions (the “Company Stockholder Approval”).
     Section 3.4 Governmental Approvals. Except for (a) the filing with the SEC of the Schedule 14D-9 and, if necessary, of a Proxy Statement in definitive form relating to the Company Stockholders Meeting, and any other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of Nasdaq, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (c) filings required under, and compliance with other applicable requirements of, the HSR Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.
     Section 3.5 Company SEC Documents; Undisclosed Liabilities.
          (a) The Company has filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since March 31, 2008 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation. The Company is in compliance in all material respects with the applicable rules of Nasdaq.
          (b) The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole).
          (c) The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are true, complete and correct. The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended March 31, 2010, and such assessment concluded that such controls were effective. To the Knowledge of the Company, there are no facts or circumstances that would prevent its principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due. The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.
          (d) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent reflected or reserved against on the unaudited balance sheet of the Company and its Subsidiaries as of September 30, 2010 (the “Balance Sheet Date”) (including the notes thereto) included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”) or (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
          (e) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or any Company SEC Documents.
     Section 3.6 Absence of Certain Changes or Events. Since March 31, 2010, (a) there have not been any changes, events, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect, (b) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (c) neither the Company nor any of its Subsidiaries has taken any action described in Section 5.1(i) (other than with respect to the issuance of Options, Restricted Shares or equity securities under the Company Stock Plans or the Company Warrants), 5.1(ii), 5.1(iii), 5.1(v), 5.1(vi), 5.1(ix), 5.1(x), 5.1(xii), 5.1(xvii) or 5.1(xviii) hereof that if taken after the date hereof and prior to the Effective Time without the prior written consent of Parent would violate such provision.
     Section 3.7 Legal Proceedings. There is no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company, any of its Subsidiaries, any of its or their respective properties or assets (including Company Intellectual Property and Company Technology, other than proceedings relating to the prosecution (including appeals but excluding interference or reexamination proceedings) of Patents and Marks before the respective patent and trademark offices), or related to the conduct of business of the Company and its Subsidiaries in the manner in which such business is currently being conducted and proposed to be conducted, including the sale, delivery and use of the products and services of the Company or its Subsidiaries, or the sale, delivery or use of any products or services of the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in material liabilities to the Company and its Subsidiaries taken as a whole. There is no injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or any of its or their respective properties or assets, by or before any Governmental Authority.
     Section 3.8 Compliance With Laws; Permits. The Company and its Subsidiaries are (and since January 1, 2009 have been) in compliance in all material respects with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations. The Company and each of its Subsidiaries hold (and since January 1, 2009 have held) all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses as presently conducted (collectively, “Permits”). The Company and its Subsidiaries are (and since January 1, 2009 have been) in compliance in all material respects with the terms of all Permits. Since January 1, 2009, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (a) claimed or alleged that the Company or any of its Subsidiaries was not in material compliance with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations or (b) was considering the amendment, termination, suspension, revocation or cancellation of any Permit. The consummation of the Merger, in and of itself, will not cause the suspension, revocation or cancellation of any Permit.
     Section 3.9 Information Supplied. Subject to the accuracy of the representations and warranties of Parent and Purchaser set forth in Section 4.4, neither the Schedule 14D-9 nor any information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in the Offer Documents will, at the respective times the Schedule 14D-9, the Offer Documents, or any amendments or supplements thereto, are filed with the SEC or at the time they are first published, sent or given to stockholders of the Company, or on the Expiration Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. The Proxy Statement and the Schedule 14D-9 will comply as to form in all material respects with the applicable requirements of the Exchange Act.
     Section 3.10 Tax Matters.
          (a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are true, complete and correct in all material respects. All material Taxes required to be paid by the Company or any of its Subsidiaries, whether or not shown on any Tax Return, have been timely paid.
          (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all material Taxes payable by, and all material deferred Tax liabilities and Tax contingencies of, the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No material deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied, settled or withdrawn. There are no Liens for material Taxes on any of the assets of the Company or any of its Subsidiaries, other than Permitted Exceptions. All material amounts of Tax required to be withheld by the Company or any of its Subsidiaries have been timely withheld and paid over to the appropriate Governmental Authority.

          (c) No Federal or material state or non-U.S. Tax Return of the Company or any of its Subsidiaries has been examined by the relevant Governmental Authority for any of its most recent five (5) taxable years or, to the Knowledge of the Company (defined for this purpose to mean the actual Knowledge of the Company without any obligation to inquire), for any of its sixth (6th) through tenth (10th) preceding taxable years, and no statute of limitations of the Company or any of its Subsidiaries in respect of any material Tax has been waived or extended (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course). Neither the Company nor any of its Subsidiaries has: (i) been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company) or any derivation thereof; (ii) any material liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar or analogous provision of state, local or foreign Law), as a transferee or successor, or pursuant to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a payment or indemnification obligation (other than agreements among the Company and its Subsidiaries and other than customary tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes); or (iii) engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or any similar transaction for state, local or foreign income Tax purposes.
          (d) Since January 1, 2009, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.
          (e) No audit or other administrative or court proceedings are pending with any Governmental Authority with respect to material Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received.
          (f) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any material amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.
          (g) The Company has made available to Parent in the VDR true, complete and correct copies of (i) all Tax Returns of the Company and its Subsidiaries for the preceding three (3) taxable years and (ii) any audit report issued since January 1, 2008 (or otherwise with respect to any audit or proceeding in progress or any audit report relating to a matter as to which the statute of limitations has not expired) relating to Taxes of the Company or any of its Subsidiaries.

          (h) The Company Common Stock is regularly traded on an established securities market within the meaning of Section 897(c)(3) of the Code and Treasury Regulation Section 1.897-9T(d).
          (i) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding provision of state, local or foreign income Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) prepaid amount received on or prior to the Closing Date.
          (j) Since January 1, 2008, neither the Company nor any of its Subsidiaries has received written notice of any claim made by a Governmental Authority in a jurisdiction where it does not file a Tax Return that it is or may be subject to taxation by such jurisdiction.
          (k) Neither the Company nor any of its Subsidiaries will be required to make any material adjustment to any state Tax apportionment factors, ratios, percentages, or allocations or the equivalent thereof for any taxable period ending after the Closing Date for any reason other than the Company and its Subsidiaries becoming members of Parent’s consolidated, combined or unitary group or a derivation thereof.
     Section 3.11 Employee Benefits and Labor Matters.
          (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of any of the following with respect to which the Company, any of its Subsidiaries or any trade or business (whether or not incorporated) which is or since January 1, 2006 has been under common control, or which is or since January 1, 2006 has been treated as a single employer with any of them under Section 414(b), (c) or (m) of the Code or Section 4001(b) of ERISA (“ERISA Affiliate”) has any obligation or liability, contingent or otherwise, for current or former employees, consultants or directors of the Company or any of its Subsidiaries: (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (ii) all other employee benefit plans, policies, agreements or arrangements; and (iii) all employment, consulting or other compensation agreements, or bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, health, life insurance and educational assistance plan, policies, agreements or arrangements (collectively, the “Company Plans”). None of the Company Plans is a “multiemployer plan” (as defined in Section 3(37) of ERISA (a “Multiemployer Plan”)), is or has been subject to Sections 4063 or 4064 of ERISA, or is or has been subject to Title IV of ERISA, and no liability arising under any such provision is outstanding.

          (b) True, correct and complete copies of the following documents with respect to each of the Company Plans have been made available to Parent in the VDR to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto; (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination letter; (v) the most recent summary plan descriptions; and (vi) written summaries of all material non-written Company Plans.
          (c) The Company Plans have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other applicable Laws. The Company Plans intended to qualify under Section 401 or other tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code are so qualified (collectively, the “Qualified Plans”), and any trusts intended to be exempt from federal income taxation under the Code are so exempt. Nothing has occurred with respect to the operation of the Qualified Plans that could cause the loss of such qualification or exemption, or the imposition of any liability, penalty or tax under ERISA or the Code.
          (d) All contributions required to have been made under any of the Company Plans or by applicable Law have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued in the Filed Company SEC Documents on or prior to the Closing Date.
          (e) No real property, Shares or other security issued by the Company or its Subsidiaries forms or has formed a material part of the assets of any Company Plan that is subject to ERISA.
          (f) There are no pending actions (including any investigations by any Governmental Authority), claims or lawsuits arising from or relating to the Company Plans (other than routine benefit claims), and to the Knowledge of the Company, there are no facts that could form the basis for any such claim or lawsuit. None of the Company, its Subsidiaries or any “party in interest” or “disqualified person” with respect to the Company Plans have engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. To the Knowledge of the Company, no fiduciary has any liability for breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any Company Plan.
          (g) None of the Company, its Subsidiaries, ERISA Affiliates or any organization to which the Company is a successor or parent corporation (within the meaning of 4069(b) of ERISA) have engaged in any transaction described in Section 4069 or Section 4212(c) of ERISA.
          (h) Each Company Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code has been established, maintained and operated in compliance in all material respects with Section 409A of the Code, and the rules and guidance promulgated thereunder.
          (i) Each Company Plan may be amended or terminated at any time.
          (j) None of the Company Plans provide for post-employment life or health coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of Subtitle B of Title I of ERISA and at the expense of the participant or the participant’s beneficiary. No Company Plan is a self-insured multiple employer welfare arrangement.
          (k) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan, or (iv) require any contributions or payments to fund any obligations under any Company Plan.
          (l) Any individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of the Company or any of its Subsidiaries for federal income tax purposes by the Company is not an employee for such purposes.
          (m) With respect to each Company Plan that is maintained substantially for employees who are situated outside of the United States (the “Foreign Plans”):
               (i) all employer and employee contributions to each Foreign Plan required by Law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices;
               (ii) each Foreign Plan has been maintained and funded and administered in all material respects in compliance with its terms and the requirements of the applicable Law, and no Foreign Plan has any material unfunded or underfunded liabilities; and
               (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
          (n) None of the employees of the Company or its Subsidiaries is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company or any of its

Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. There is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, and there has not been union representation involving any of the employees of the Company or any of its Subsidiaries. There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual. The Company and its Subsidiaries are in material compliance with all applicable Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding or social security taxes and any similar tax. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries since January 1, 2008.
     Section 3.12 Environmental Matters.
          (a) Except for those matters that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (i) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required under Environmental Laws, (ii) there is no investigation, suit, claim or proceeding relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any Company Property or, to the Knowledge of the Company, any real property formerly owned, operated or leased by the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries has received notice of or is subject to any liability, order, settlement, judgment, injunction or decree arising under Environmental Laws, (iv) neither the Company nor any of its Subsidiaries has used, generated, stored or handled any Hazardous Material on, in, or at any property currently or formerly owned, operated, occupied or leased by the Company or its Subsidiaries, except in compliance with all Environmental Laws, (v) neither the Company nor any of its Subsidiaries has treated, disposed or released any Hazardous Material on, in, or at any property currently or formerly owned, operated, occupied or leased by the Company or its Subsidiaries and (vi) to the Knowledge of the Company, no facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries or any Company Property or any real property formerly owned, operated or leased by the Company or any of its Subsidiaries or any property to which the Company or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials, that could reasonably be expected to result in the Company and its Subsidiaries incurring Environmental Liabilities.
          (b) The Transactions do not require the consent of or filings with any Governmental Authority with primary environmental jurisdiction over the Company or any of its Subsidiaries with respect to environmental matters.
          (c) The Company and its Subsidiaries have made available to Parent in the VDR true, complete and correct copies of all material written non-privileged environmental reports, assessments, audits, investigations and agreements, including those containing indemnifications, pertaining to material Environmental Liabilities relating to the Company or its Subsidiaries and any Company Property or real property formerly owned, operated or leased by the Company or its Subsidiaries that, to the Knowledge of the Company, discloses conditions that could reasonably be expected to result in the Company and its Subsidiaries incurring material Environmental Liabilities, in each case, to the extent such materials are in the possession, custody or control of the Company or any Subsidiary.
     Section 3.13 Contracts.
          (a) Set forth in Section 3.13(a) of the Company Disclosure Schedule is a list of (x) each Contract that would be required to be filed as an exhibit to an Annual Report on Form 10-K under the Exchange Act if such report were filed by the Company with the SEC on the date hereof and (y) each of the following to which the Company or any of its Subsidiaries is a party as of the date hereof:
               (i) Contract that purports to limit, curtail or restrict, in any material respect, (A) the ability of the Company or any of its Subsidiaries to compete in any geographic area or line of business, (B) the Persons to whom the Company or any of its Subsidiaries may sell products or deliver services or (C) the types of products or services that the Company or any of its Subsidiaries may sell or deliver;
               (ii) to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, any partnership agreement, strategic alliance agreement, reseller or referral agreement, management agreement or joint venture agreement;
               (iii) Contract for the acquisition, sale or lease of properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2009, in each case, with aggregate consideration of more than $1,500,000, except for acquisitions, sales or leases of properties or assets in the ordinary course of business;

               (iv) Contract with any current or former director or officer of the Company or any of its Subsidiaries (other than Contracts that are no longer in force and effect);
               (v) loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, in each case in excess of $1,500,000;
               (vi) voting agreement or registration rights agreement;
               (vii) Contract not covered by subparagraph (v) that grants a Lien on any property or assets of the Company or any of its Subsidiaries, in each case in excess of $1,500,000;
               (viii) Contract with a Top Channel Partner, Top Private Sector Customer, Top Public Sector Customer or Top Vendor (other than immaterial Contracts);
               (ix) collective bargaining agreement;
               (x) “standstill” or similar agreement to which the Company or any of its Subsidiaries is subject;
               (xi) Contract that restricts or otherwise limits the payment of dividends or other distributions on equity securities;
               (xii) Real Property Lease;
               (xiii) Contract that grants to any Person any rights of first refusal, or preferential or similar rights to purchase any assets or properties, in each case in excess of $1,500,000;
               (xiv) Contract (A) pursuant to which the Company or any of its Subsidiaries is granting or being granted any material Intellectual Property License (other than the Company’s or its Subsidiaries’ standard customer Contracts and other than standard license Contracts for free Software or other “off the shelf” generally available Software), (B) that purports to materially limit, curtail or restrain the ability of the Company or any of its Subsidiaries to exploit any of the material Company Intellectual Property or material Company Technology (other than the Company’s or its Subsidiaries’ standard customer Contracts and other than standard license Contracts for free Software or other “off the shelf” generally available Software) or (C) that contains an agreement for the Company or any of its Subsidiaries to indemnify any other Person against any claim of infringement, unauthorized use, misappropriation, dilution or violation of Intellectual Property Rights (except for customer Contracts entered into in the ordinary course of business consistent with past practice and other than the Company’s or its

Subsidiaries’ standard customer Contracts and other than standard license Contracts for free Software or other “off the shelf” generally available Software);
               (xv) collocation agreements, carrier agreements, peering agreements, traffic or data exchange agreements or other Contracts involving the provision of connectivity to, or the exchange of data with, a Facility, in each case to the extent the Company and its Subsidiaries has recorded consolidated revenues in excess of $1,500,000 for the nine months ended December 31, 2010 from such agreement or other Contract and such agreement or other Contract has a term for more than one (1) year; and
               (xvi) commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed on Section 3.13(a) of the Company Disclosure Schedule, together with each Acceptable Confidentiality Agreement entered into in accordance with Section 5.2(b), each a “Material Contract”).
The Company has made available to Parent in the VDR true, complete and correct copies of each Material Contract in existence as of the date hereof (other than Material Contracts disclosed in the Company SEC Documents), together with any and all material amendments and supplements thereto and material statements of work, “side letters” and similar documentation relating thereto.
          (b) Each of the Material Contracts is valid and binding and, to the Knowledge of the Company, in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception, except for such failures to be valid and binding, or to be in full force and effect, that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default under any Material Contract nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except for such defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Material Contract is in default thereunder, and no condition exists that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Material Contract, received any notice of breach or default in any material respect under any Material Contract which breach has not been cured, or granted to any third party any rights, adverse or otherwise, that would constitute a breach of any Material Contract.

     Section 3.14 Government Contracts. In connection with the business of the Company and its Subsidiaries:
          (a) With respect to each Government Contract and Government Subcontract, since January 1, 2006: (i) each of the Company, its Subsidiaries and their respective Affiliates have complied in all material respects with the terms and conditions of such Government Contract or Government Subcontract, including all clauses, provisions and requirements incorporated expressly, by reference, or by operation of Law therein; (ii) each of the Company, its Subsidiaries and their respective Affiliates that are presently responsible (as defined in the Federal Acquisition Regulation, 48 CFR Parts 1-53 (the “FAR”)) have complied in all material respects with all applicable Laws or agreements pertaining to such Government Contract or Government Subcontract, including, where applicable, the Federal Information Security Management Act of 2002, 44 U.S.C. § 3541 (and its implementing regulations), the Truth in Negotiations Act of 1962, as amended, the Service Contract Act of 1965, as amended, the Office of Federal Procurement Policy Act, 41 USC 423, as amended, the federal criminal bribery and gratuity laws, 18 USC 201, as amended, the FAR and the Company’s Cost Accounting Standards disclosure statement, if any; (iii) all representations and certifications of the Company and its Subsidiaries executed, acknowledged or set forth in or pertaining to such Government Contract or Government Subcontract were true, complete and correct in all material respects as of their effective date and each of the Company, its Subsidiaries and their respective Affiliates have complied in all material respects with all such representations and certifications; (iv) no Governmental Authority or any prime contractor, subcontractor or other Person has notified the Company, its Subsidiaries or any of their respective Affiliates, either in writing or to the Knowledge of the Company, orally, that the Company, its Subsidiaries or any such Affiliate has breached or violated any enactment, certification, regulation, representation, clause, provision or requirement pertaining to such Government Contract or Government Subcontract; (v) no termination for convenience, termination for default, cure notice, show cause notice, or stop work order is currently in effect pertaining to such Government Contract or Government Subcontract; (vi) to the Knowledge of the Company, no material claim for costs incurred by the Company, its Subsidiaries or any of their respective Affiliates pertaining to such Government Contract or Government Subcontract has been challenged in writing, is the subject of any investigation (other than in connection with a routine audit) or has been disallowed by any Governmental Authority; and (vii) no material money due to the Company or any of its Subsidiaries pertaining to such Government Contract or Government Subcontract has been withheld, reduced or set off, and no material claim has been made to withhold or set off money and, to the Knowledge of the Company, the Company and its Subsidiaries are entitled to all progress payments received with respect thereto.
          (b) None of the Company, its Subsidiaries or any of their respective Affiliates and, to the Knowledge of the Company, none of their respective directors, officers, employees, consultants or agents are, or since January 1, 2006 have been, under or received any notice of any planned or threatened administrative, civil or criminal investigation, indictment or information by any Governmental Authority or any audit or investigation by the Company, its Subsidiaries or any of their respective Affiliates with respect to any alleged act or omission arising under or relating to any Government Contract or Government Subcontract and since January 1, 2006, none of the Company, its Subsidiaries or any of their respective Affiliates has conducted or initiated any internal investigation (other than an informal investigation that was resolved without the need for further action) or made a voluntary disclosure to any Governmental Authority with respect to any actual or suspected violation of Law arising under or relating to a Government Contract or Government Subcontract.
          (c) There are no, and since January 1, 2006 there have not been any, (i) outstanding claims against the Company, its Subsidiaries or any of their respective Affiliates, either by any Governmental Authority or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract or Government Subcontract and (ii) disputes between the Company, its Subsidiaries or their respective Affiliates, on the one hand, and the United States government, on the other hand, under the Contract Disputes Act of 1978, 41 USC 601-613, as amended, or any other U.S. federal statute or between the Company, its Subsidiaries and their respective Affiliates, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any Government Contract or Government Subcontract. None of the Company, its Subsidiaries and their respective Affiliates have any direct financial interest in any pending or potential claim against any Governmental Authority or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract.
          (d) Since January 1, 2006, (i) none of the Company, its Subsidiaries or any of their respective Affiliates and, to the Knowledge of the Company, none of their respective directors, officers, employees, consultants or agents have been debarred or suspended from participation in the award of Contracts with any Governmental Authority, (ii) to the Knowledge of the Company, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, its Subsidiaries or any of their respective Affiliates, or any director, officer or employee of the Company, its Subsidiaries or any of their respective Affiliates and (iii) the Company’s and its Subsidiaries’ cost accounting and procurement systems and the associated entries reflected in the Company’s financial statements included in the Filed Company SEC Reports with respect to the Government Contracts and Government Subcontracts have been in compliance in all material respects with applicable Laws.
          (e) To the Knowledge of the Company, no statement, representation or warranty made by the Company, its Subsidiaries or any of their respective Affiliates to any Governmental Authority in connection with any Government Contract or Government Subcontract or to another party where the ultimate contracting party is a Governmental Authority contained on the date so furnished or submitted any untrue statement of material fact, or failed to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
          (f) None of the Company, its Subsidiaries or any of their respective Affiliates are in possession of any material property owned by any Governmental Authority, including test equipment, provided under, necessary to perform the obligations under or for which the Surviving Corporation could be held accountable under the Government Contracts and the Government Subcontracts.
          (g) The Company and its Subsidiaries have all of the facility and personnel security clearances reasonably necessary to conduct the business of the Company and its Subsidiaries as currently conducted. To the Knowledge of the Company, (i) the Company and each of its Subsidiaries are in compliance in all material respects with all applicable national security obligations, including those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995), as amended, and there are no facts or circumstances that would reasonably be expected to result in the suspension or termination of such clearances or that would reasonably be expected to render the Company or any of its Subsidiaries ineligible for such security clearances in the future; and (ii) the Company and each of its Subsidiaries are in compliance in all material respects with all security measures required by the Government Contracts, the Government Subcontracts or any applicable Laws.
          (h) To the Knowledge of the Company, (i) the Company and each of its Subsidiaries have complied in all material respects with all timekeeping/time recordation requirements, if and as applicable to the Government Contracts and the Government Subcontracts, and (ii) neither the Company nor any of its Subsidiaries has any knowledge of any facts or circumstances that would reasonably be expected to result in an investigation by the U.S. government based upon the failure by the Company or any of its Subsidiaries to comply with such applicable timekeeping/time recordation requirements.
          (i) If and to the extent that the contingent fee prohibitions of FAR subpart 3.4 were applicable to the Company in any Government Contract, to the Knowledge of Company, no payments in violation of the contingent fee prohibitions were made to any Person.
          (j) To the Knowledge of the Company, (i) all “commercial computer software” (as defined in 2.101 of FAR) provided by the Company or any Subsidiary to a Governmental Authority has been developed at private expense and (ii) products delivered by the Company or any Subsidiary to the Governmental Authority in connection with a Government Contract or Government Subcontract have been limited to “commercial items” (as defined in 2.101 of FAR).

     Section 3.15 Certain Business Practices.
          (a) To the Knowledge of the Company, since January 1, 2006, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of any action, or any allegation of any action, or has taken any action, directly or indirectly, (i) that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977, 15 USC 78dd-1, et seq., as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as defined under the FCPA) or employee, political party or campaign, official or employee of any public international organization, or official or employee of any government-owned enterprise or institution to obtain or retain business or to secure an improper advantage, or (ii) that would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any employee, agent or representative of another company or entity in the course of their business dealings with the Company or any of its Subsidiaries, in order to induce such person to act against the best interest of his or her employer or principal.
          (b) To the Knowledge of the Company, since January 1, 2006, the Company and each of its Subsidiaries have conducted their export transactions in accordance in all material respects with applicable provisions of U.S. export Laws (including the International Traffic in Arms Regulations, the Export Administration Regulations and the economic sanctions administered by the Department of Treasury, Office of Foreign Assets Control), and the export Laws of the other countries where it conducts business, and neither the Company nor any of its Subsidiaries has received any notices of noncompliance, complaints or warnings with respect to its compliance with export Laws.
     Section 3.16 Real Property.
          (a) Section 3.16(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of (i) all real property and interests in real property owned in fee by the Company and its Subsidiaries (individually, an “Owned Property” and collectively, the “Owned Properties”) and (ii) all real property and interests in real property leased or licensed by the Company and its Subsidiaries (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and, together with the Owned Properties, being referred to herein individually as a “Company Property” and collectively as the “Company Properties”) as lessee or lessor, other than leases or licenses with customers entered into by the Company in the ordinary course of its business (including all leases or licenses for space in a data center), including a description of each such Real Property Lease (including the name of each third party lessor or lessee and the date of each lease or sublease and all material amendments, modifications, supplements and other instruments describing the obligations of any party thereto). The Company and its Subsidiaries have good fee simple title to all Owned Property free and clear of all Liens, except Permitted Exceptions. For purposes of the definition of Owned Property, such definition shall include all improvements thereon and all rights of way, easements, privileges and appurtenances pertaining or belonging thereto.
          (b) The Company Properties constitute all interests in real property currently used, occupied or held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted.
          (c) The Company has made available to Parent in the VDR true, complete and correct copies of (i) all vesting deeds pursuant to which the Company took title, title reports (including back-up documents for all title exceptions) and surveys for the Owned Properties in the possession of the Company and its Subsidiaries and (ii) the Real Property Leases, together with all material amendments, modifications and supplements, if any.
          (d) Each of the Company and its Subsidiaries, as applicable, has a valid binding and enforceable leasehold interest under each of the Real Property Leases under which it is a lessee, free and clear of all Liens other than Permitted Exceptions. There does not exist any actual or, to the Knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Owned Property or any part thereof, and each of the Company and its Subsidiaries have not received any notice, oral or written, of the intention of any Governmental Authority to take or use by condemnation or eminent domain proceedings all or any part thereof.
     Section 3.17 Personal Property.
          (a) The Company and its Subsidiaries have good and marketable title to all of the items of tangible personal property owned by the Company and its Subsidiaries (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of any and all Liens, other than Permitted Exceptions.
          (b) Section 3.17(b) of the Company Disclosure Schedule sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $1,000,000 relating to personal property used in the business of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound. All of the items of personal property under the Personal Property Leases are in the condition required of such property by the terms of the lease applicable thereto during the term of the lease.
          (c) Each of the Personal Property Leases is in full force and effect and neither the Company nor any Subsidiary has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Personal Property Leases and, to the Knowledge of the Company, no other party is in default thereof.
     Section 3.18 Facilities and Operations.
          (a) Section 3.18(a) of the Company Disclosure Schedule sets forth the following information relating to the Facilities as of the date hereof: (i) per Facility, the space currently in use by customers versus space currently available and ready for use by customers versus space available but not ready for use by customers (i.e. unfinished space); (ii) all current build-out detail per Facility for collocation and managed services; (iii) current utilization breakdown per Facility for collocation and managed services; and (iv) any pending sale or sublease of any of the foregoing other than in the ordinary course of business consistent with past practice. The information provided in Section 3.18(a) of the Company Disclosure Schedule is true, complete and correct in all material respects; provided, however, that the operation of the Facilities is subject to software owned by third parties and licensed to, or otherwise permitted to be used by, the Company and its Subsidiaries as to which the Company and its Subsidiaries have valid licenses, or other rights to use, that will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the Transactions.
          (b) Each of the Facilities (i) is, in all material respects, in good working order and condition (subject to ordinary wear and tear) (“Good Condition”) and (ii) is operated, installed and maintained by the Company and its Subsidiaries (or their respective contractors) in a manner that is in compliance, in all material respects, with (A) generally accepted industry standards for the industry in which the Company operates, (B) performance requirements in service agreements with customers of the Company and its Subsidiaries and (C) all applicable Laws.
          (c) Section 3.18(c) of the Company Disclosure Schedule sets forth for the Company’s current operations a complete list as of the date hereof of material unscheduled collocation, network connectivity, managed hosting, cloud computing, disaster recovery or continuity of operations, exchange point or other service unavailability caused by the Company or any of its Subsidiaries (or their respective contractors) and material customer service credits owed during the period from January 1, 2008 through January 1, 2011.
     Section 3.19 Intellectual Property.
          (a) Section 3.19(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of (i) all Patents, (ii) registered Marks, pending applications for registrations of any Marks, all Internet domain names, and any material unregistered Marks, and (iii) registered Copyrights, pending applications for registration of any Copyrights and any material unregistered Copyrights, in each case owned, purportedly owned, or filed by the Company or any of its Subsidiaries, and (iv) all

material Intellectual Property Licenses other than the Company’s or its Subsidiaries’ standard customer Contracts and other than standard license Contracts for free Software or other “off the shelf” generally available Software indicating for each whether such item is owned by or licensed to the Company or its Subsidiaries and if owned by the Company or its Subsidiaries, indicating the owner of record for each such item, the jurisdictions in which each application or registration for the Intellectual Property Rights listed therein has been issued, registered, otherwise arises or in which any such application for such issuance and registration has been filed, and the registration, issue or application date, as applicable and as to the Intellectual Property Licenses listed therein, indicating the licensor and the scope of the rights and licenses granted to the Company and its Subsidiaries. All registrations for Company Intellectual Property owned by the Company and disclosed in Section 3.19(a) of the Company Disclosure Schedule are subsisting and, to the Knowledge of the Company, are valid and enforceable. With respect to the registrations for Company Intellectual Property and Internet domain names owned by the Company disclosed in Section 3.19(a) of the Company Disclosure Schedule, all necessary registration, maintenance, renewal, and other required filing fees due through the date hereof in connection therewith have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property Rights in full force and effect.
          (b) The Company or one or more of its Subsidiaries are the sole and exclusive owners of or have, to the Knowledge of the Company, valid and continuing rights (subject to the terms of the applicable Intellectual Property Licenses) to use all of the Company Intellectual Property, any domain names registered to and used by the Company or its Subsidiaries which incorporate any of the Company’s Marks and Company Technology, free and clear of all Liens other than Permitted Exceptions, except for obligations owed to the licensors of Company Intellectual Property that is licensed to the Company under the applicable Intellectual Property Licenses. To the Knowledge of the Company, the Company Intellectual Property, any domain names registered to the Company or its Subsidiaries which incorporate any of the Company’s Marks, the Company Technology and Intellectual Property Licenses include all of the Intellectual Property Rights and Technology necessary and sufficient in all material respects to enable the Company or its Subsidiaries to conduct their business in the manner in which such business is currently being conducted and currently proposed to be conducted by them, including the sale, delivery and use of the products and services of the Company or its Subsidiaries that the Company or its Subsidiaries currently sell, deliver or use and currently propose to sell, deliver or use, except for Intellectual Property Rights that are necessary but not yet identified or developed by the Company or its Subsidiaries to conduct their business as currently proposed to be conducted by them in the future that the Company or its Subsidiaries have not yet acquired. The operation of the Company’s and its Subsidiaries’ businesses and the making, using and selling by the Company or its Subsidiaries of the products or services made, used or sold by them, does not, to the Knowledge of the Company, infringe, constitute an unauthorized use of or misappropriate any Intellectual Property Rights of any third Person. Neither the

Company nor any of its Subsidiaries is a party to or the subject of any pending or, to the Knowledge of the Company, threatened claim, suit, action, investigation or proceeding (provided that any claim, suit, action, investigation or proceeding which is pending but with respect to which neither the Company nor any of its Subsidiaries has been served with process shall be deemed to be threatened rather than pending) (i) alleging infringement, unauthorized use or violation of any Intellectual Property Rights of any Person, or challenging the ownership, use, validity or enforceability of any owned Company Intellectual Property or the Company’s or its Subsidiaries’ trademark rights with respect to, any domain names registered to the Company or its Subsidiaries which incorporate any of the Company’s Marks or Company Technology, or (ii) contesting the right of the Company or any of its Subsidiaries to use, sell, exercise, license, transfer or dispose of any Company Intellectual Property, any domain names registered to the Company or its Subsidiaries which incorporate any of the Company’s Marks, or Company Technology, or any products, services, processes or materials of the Company. Since January 1, 2008, other than notices of claims pursuant to the Digital Millennium Copyright Act pertaining to customer websites and third party content, the Company has not received written notice of any such threatened claim, and to the Knowledge of the Company, there are no facts or circumstances that would form the basis for any claim against the Company or any of its Subsidiaries or any of their customers of infringement, unauthorized use, or violation of any Intellectual Property Rights of any Person, or challenging (i) the ownership or use of any owned Company Intellectual Property, any domain names registered to the Company or its Subsidiaries which incorporate any of the Company’s Marks, or Company Technology or (ii) validity or enforceability of any owned Company Intellectual Property or any of the Company’s or its Subsidiaries’ trademark rights with respect to domain names registered to and used by the Company or its Subsidiaries which incorporate any of the Company’s Marks.
          (c) To the Knowledge of the Company, no Person (including employees and former employees of the Company or any of its Subsidiaries) is infringing, misappropriating or otherwise violating the Company’s or its Subsidiaries’ rights with respect to Company Intellectual Property or Company Technology, and neither the Company nor any of its Subsidiaries has made any such claims against any Person (including employees and former employees of the Company or any of its Subsidiaries) nor, to the Knowledge of the Company, is there any basis for such a claim.
          (d) To the Knowledge of the Company, no material Trade Secret or any other non-public, proprietary or confidential information material to the businesses of the Company or any of its Subsidiaries as presently conducted has been authorized to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any employee or any third Person other than pursuant to a confidentiality or non-disclosure agreement restricting the disclosure and use of such Trade Secrets. The Company and its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all material Trade Secrets and any other proprietary or confidential information of the Company or its Subsidiaries. All current and former officers, employees, contractors and consultants of the Company and each of its Subsidiaries involved in the development of

Intellectual Property Rights have entered into written agreements with the Company or its Subsidiaries, as appropriate, pursuant to which such Persons have assigned to the Company or its Subsidiaries all rights they may have in and to the Intellectual Property Rights (including any materials and elements created, prepared or delivered by such parties in connection therewith) in any work, materials or inventions they have created or developed within the scope of their employment (to the extent such rights did not otherwise vest with the Company or its Subsidiaries under applicable Law) or services, and to the Knowledge of the Company such agreements are valid and enforceable subject to the Bankruptcy and Equity Exception.
          (e) Neither the Company nor any of its Subsidiaries has incorporated any “open source,” “freeware,” “shareware” or other Software having similar licensing or distribution models (“Open Source”) in, or used any Open Source in connection with, any material Software that is owned or used by the Company or any of its Subsidiaries and distributed by the Company or any of its Subsidiaries to third parties in a manner that requires the contribution or disclosure to any third party, including the Open Source community, of any portion of the source code of any such Software, and the Company and its Subsidiaries are in compliance with their Open Source obligations.
          (f) The Company and its Subsidiaries are in compliance in all material respects with all current privacy policies of the Company or its Subsidiaries and all applicable Laws relating to (i) the privacy of users of the Company’s and its Subsidiaries’ services and products and all Company or Subsidiary websites, and (ii) the collection, storage and transfer of any personally identifiable information collected by it or by any Person having authorization to access the records of the Company and each of its Subsidiaries, except for noncompliance that has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent in the VDR true, complete and correct copies of all written policies maintained by the Company or any of the Subsidiaries since January 2, 2008, with respect to privacy and personal data protection relating to their respective employees, customers, suppliers, service providers, or any other third parties from or about whom the Company or its Subsidiaries may have obtained personal data.
          (g) Neither the Company nor any of its Subsidiaries has disclosed, delivered or licensed to any Person that is not an Affiliate, agreed to disclose, deliver or license to any Person that is not an Affiliate, or permitted the disclosure or delivery to any escrow agent or other Persons that are not Affiliates of Company Source Code. To the Knowledge of the Company, no event has occurred that (with or without notice or lapse of time, or both) has or would reasonably be expected to result in the disclosure or delivery by the Company or its Subsidiaries of any Company Source Code to any Person that is not an Affiliate.
          (h) No Person or any university, college, other educational institution or research center has any right, interest, license or claim with respect to any Company Intellectual Property Rights or Company Technology other than pursuant to a non-exclusive license granted in the ordinary course of business consistent with past practices by the Company or any of its Subsidiaries pursuant to the terms of a customer Contract, or Permitted Exception.
     Section 3.20 Insurance. Section 3.20 of the Company Disclosure Schedule sets forth a true, complete and correct list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries (the “Policies”). The Policies (a) have been issued by insurers which, to the Knowledge of the Company, are reputable and financially sound, (b) provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (c) are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies. The consummation of the Transactions will not, in and of itself, cause the revocation, cancellation or termination of any Policy.
     Section 3.21 Product Liability; Service Level Agreements. All products and services sold, distributed, licensed, installed, used or otherwise delivered in connection with the business of the Company and its Subsidiaries (including all documentation furnished in connection therewith) conform in all material respects to all applicable contractual commitments and with all express and implied warranties (including all applicable service level agreements), and none of the Company or any of its Subsidiaries have any material liability and cost (and to the Knowledge of the Company, there is no basis for any present or future proceeding giving rise to any material liability and cost) for replacement or repair thereof or other damages in connection therewith.
     Section 3.22 Top Channel Partners; Top Public Sector Customers; Top Private Sector Customers; Top Vendors. To the Knowledge of the Company, since January 1, 2008, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any Top Channel Partner, Top Private Sector Customer, Top Public Sector Customer or Top Vendor, and neither the Company nor any of its Subsidiaries has received any written communication or notice from any such Top Channel Partner, Top Private Sector Customer, Top Public Sector Customer or Top Vendor to the effect that any such Top Channel Partner, Top Private Sector Customer, Top Public Sector Customer or Top Vendor (a) has materially changed, modified, amended or reduced, or intends to materially change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries, or (b) will fail to perform in any material respect, or intends to fail to perform in any material respect, its obligations under any of its Contracts with the Company or any of its Subsidiaries.
     Section 3.23 Indebtedness. The Company is not in default under the Convertible Notes Indenture, 9.5% Indenture or 12% Indenture, and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company under the Convertible Notes Indenture, 9.5% Indenture or 12% Indenture.
     Section 3.24 Opinion of Financial Advisor. The Company Board has received the opinion of Credit Suisse Securities (USA) LLC (the “Company Financial Advisor”), dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received by the Company’s stockholders in the Offer and the Merger is fair to such holders from a financial point of view (the “Fairness Opinion”), and the Company has delivered to Parent a true, complete and correct copy of the Fairness Opinion.
     Section 3.25 Brokers and Other Advisors. Except for the Company Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a true, complete and correct copy of the Company’s engagement letter with the Company Financial Advisor, which letter describes all fees payable to the Company Financial Advisor in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of the Company Financial Advisor (the “Engagement Letter”).
     Section 3.26 Anti-Takeover Provisions. The Company Board has taken all necessary action so that no “fair price”, “moratorium”, “control share acquisition” or other state or federal anti-takeover statute or regulation (including Section 203 of the DGCL) is applicable to the Offer, the Merger or the other Transactions. The action of the Company Board in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. True, complete and correct copies of the resolutions referred to above have been delivered to Parent on or prior to the date hereof. The Company is not party to or subject to a rights agreement, a “poison pill” or similar agreement or plan.
     Section 3.27 Related Party Transactions. Other than compensation or other employment arrangements, including grants of Options, no “related person” as defined in Item 404 of Regulation S-K, is a party to any Contract with or binding upon the Company or any of its Subsidiaries that is of a type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.

ARTICLE IV
Representations and Warranties of Parent and Purchaser
          Parent and Purchaser jointly and severally represent and warrant to the Company:
     Section 4.1 Organization. Each of Parent and Purchaser is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed and has all requisite corporate or other power, as the case may be, and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent or Purchaser to consummate the Transactions (a “Parent Material Adverse Effect”).
     Section 4.2 Authority; Noncontravention.
          (a) Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Purchaser of this Agreement, and the consummation by Parent and Purchaser of the Transactions, have been duly authorized and approved by their respective Boards of Directors (and has been adopted by Parent as the sole stockholder of Purchaser), and no other corporate action on the part of Parent and Purchaser is necessary to authorize the execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.
          (b) Neither the execution and delivery of this Agreement by Parent and Purchaser, nor the consummation by Parent or Purchaser of the Transactions, nor compliance by Parent or Purchaser with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Purchaser or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (A) violate any material Law, judgment, writ or injunction of any Governmental Authority applicable to Parent, Purchaser or any of their Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Purchaser or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract or license, franchise, permit, certificate, approval or authorization from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses and without which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, to which Parent, Purchaser or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
     Section 4.3 Governmental Approvals. Except for (a) the filing with the SEC of the Offer Documents, and any other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of the New York Stock Exchange, Nasdaq and the London Stock Exchange, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (c) filings required under, and compliance with other applicable requirements of, the HSR Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
     Section 4.4 Information Supplied. Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.9, neither the Offer Documents nor any information supplied (or to be supplied) in writing by or on behalf of Parent or Purchaser specifically for inclusion or incorporation by reference in the Schedule 14D-9 will, at the respective times the Offer Documents, the Schedule 14D-9, or any amendments or supplements thereto, are filed with the SEC or at the time they are first published, sent or given to stockholders of the Company, or on the Expiration Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. The Offer Documents will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents.
     Section 4.5 Ownership and Operations of Purchaser. Parent owns beneficially and of record all of the outstanding capital stock of Purchaser. Purchaser was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.
     Section 4.6 Brokers and Other Advisors. Except for Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.
     Section 4.7 Sufficient Funds. Parent and Purchaser will have funds available to them sufficient to satisfy, no later than the date they become due, all of Parent’s and Purchaser’s payment obligations under this Agreement (including payment of the aggregate Offer Price and the aggregate Merger Consideration to all holders of Shares and all payments contemplated by Section 2.12) and to pay all Expenses incurred and to be incurred in connection with the Transactions.
     Section 4.8 Ownership of Shares. Neither Parent nor any of its Affiliates is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).
     Section 4.9 Litigation. As of the date hereof (a) there is no Action pending against (or, to the knowledge of Parent, threatened against or naming as a party thereto) Parent, Purchaser or any of their respective Subsidiaries, nor, to the knowledge of Parent, is there any investigation pending or threatened against Parent, Purchaser or any of their respective Subsidiaries, and (b) none of Parent, Purchaser or any of their respective Subsidiaries is subject to any outstanding order, writ, injunction or decree, in each case, which would, individually or in the aggregate, impair in any material respect the ability of each of Parent and Purchaser to perform its obligations under this Agreement, as the case may be, or prevent the consummation of any of the Transactions.
     Section 4.10 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement, or to approve the Offer, Merger or the other Transactions. The vote or consent of Parent as the sole stockholder of Purchaser is the only vote or consent of the holders of any class or series of capital stock of Purchaser necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.
ARTICLE V
Additional Covenants and Agreements
     Section 5.1 Conduct of Business. Except as expressly permitted by this Agreement, as required by applicable Law or as consented to by Parent in writing (such consent to be considered promptly by Parent in good faith), during the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice, (b) comply in all material respects with all applicable Laws and the requirements of all Material Contracts, (c) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present executive officers and key employees, (d) keep in full force and effect all material insurance coverages maintained by the Company and its Subsidiaries, other than changes to such coverages made in the ordinary course of business and (e) maintain, or cause to be maintained, all Facilities in Good Condition. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement, as required by applicable Law or as consented to by Parent in writing (such consent to be considered promptly by Parent in good faith), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:
               (i) (A) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that (v) in respect of annual bonuses for the fiscal year ending March 31, 2011, the Company may issue to employees pursuant to the terms and conditions of the applicable Company Plans up to an aggregate of 205,000 shares of Company Common Stock in satisfaction of awards accrued prior to December 31, 2010 or which accrue through March 31, 2011 in accordance with the terms and conditions of such Company Plans, (w) the Company may issue to employees (but not officers or directors or employees eligible to be issued Company Common Stock pursuant to clause (v)) up to an aggregate of 100,000 shares of Company Common Stock, provided that no single employee shall be issued more than 10,000 shares of Company Common Stock, (x) the Company may issue shares of Company Common Stock upon (1) the exercise of Options and Company Warrants and (2) the conversion of Convertible Notes, in each case, that are outstanding on the date of this Agreement and in accordance with the terms thereof, (y) capital stock, voting securities or equity interests of the Company’s Subsidiaries may be issued to the Company or a direct or indirect wholly owned Subsidiary of the Company and (z) capital stock, voting securities or equity interests of the Company may be issued to Parent or any Subsidiary of Parent; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); (D) split, combine, subdivide or reclassify any shares of its capital stock; or (E) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;
               (ii) incur or assume any indebtedness for borrowed money or guarantee any indebtedness (or enter into a “keep well” or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, other than borrowings (A) listed on Section 5.1(ii) of the Company Disclosure Schedule, (B) from Parent or a Subsidiary of Parent or (C) from the Company by a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;
               (iii) sell, transfer, lease, sublease, license (other than licenses granted in the ordinary course of business consistent with past practice), mortgage, encumber or otherwise dispose of or purchase or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction), other than Permitted Exceptions, any of its properties (including real properties) or assets (including securities of Subsidiaries) with a fair market value in excess of $2,500,000 individually or $25,000,000 in the aggregate to any Person, except in the ordinary course of business consistent with past practice pursuant to Contracts in force at the date of this Agreement;
               (iv) make any capital expenditure or expenditures which (A) involves the purchase of real property or (B) is in excess of $2,500,000 individually or $25,000,000 in the aggregate, except for any such capital expenditures provided for in the Company’s 2011 Capital Expenditure Plan set forth in Section 5.1(iv) of the Company Disclosure Schedule;
               (v) directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person or, (B) except in the ordinary course of business consistent with past practice, any assets that, individually, have a purchase price in excess of $2,500,000 or, in the aggregate, have a purchase price in excess of $25,000,000;

               (vi) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business;
               (vii) (A) enter into any agreement that would constitute a Material Contract if it were in existence as of the date hereof other than in the ordinary course of business consistent with past practice, (B) amend, terminate or modify any Material Contract except as determined by the Company in its reasonable business judgment to be in the best interests of the Company and its business, (C) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, (D) amend or modify the Engagement Letter, (E) enter into any Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions, or (F) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement (except as contemplated in Section 5.2(f));
               (viii) increase in any manner the compensation of any of its current or former directors, officers, employees or consultants or enter into, establish, amend or terminate any collective bargaining agreement or Company Plan (or any plan, program or arrangement that would be a Company Plan if in effect as of the date hereof) with, for or in respect of, any current or former stockholder, director, officer, other employee, consultant or Affiliate, other than (A) as required pursuant to applicable Law or pursuant to Contracts in force as of the date hereof and (B) increases in salaries, wages and benefits of employees (other than executive officers and directors) made in the ordinary course of business and in amounts and in a manner consistent with past practice so long as such increases, in the aggregate, do not exceed 3% of the payroll in any calendar year;
               (ix) make, change or revoke any material election concerning Taxes or Tax Returns, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material Tax liability, audit, claim or assessment, surrender any right to claim a material refund of Taxes, obtain any material Tax ruling, file any material Tax Return other than one prepared in a manner consistent with past practice, or waive or extend any statute of limitations in respect of material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course);
               (x) make any material changes in financial or Tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP;
               (xi) amend the Company Charter Documents or the Subsidiary Documents, except as set forth Section 5.1(xi) of the Company Disclosure Schedule;

               (xii) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;
               (xiii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;
               (xiv) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation), suppliers, vendors or customers without the prior approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed), except for communications in the ordinary course of business that do not relate or refer to the Transactions;
               (xv) settle or compromise any litigation or proceeding where the Company or its Subsidiaries would be obligated to make payment(s) in excess of $500,000 in the aggregate (this covenant being in addition to the Company’s obligations pursuant to Section 5.8);
               (xvi) fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, loss or impairment of any owned Company Intellectual Property that is material to the conduct of the Company’s business except as determined by the Company in its reasonable business judgment to be in the best interests of the Company and its business;
               (xvii) subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any Company Intellectual Property or Company Technology, except for any Permitted Exceptions;
               (xviii) sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Company Intellectual Property or Company Technology, other than in the ordinary course of business consistent with past practice or as otherwise determined by the Company in its reasonable business judgment to be in the best interests of the Company and its business; or
               (xix) authorize, commit, resolve, propose or agree in writing or otherwise to take any of the foregoing actions, or knowingly take any action or agree, in writing or otherwise, to take any action that would cause or result in any of the conditions to the Merger in Article VI or the Offer Conditions to not be satisfied or would delay the consummation of, or impair the ability of the Company to consummate, the Transactions.

     Notwithstanding anything set forth in this Agreement, nothing contained in this Agreement shall give Parent or Purchaser, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and the Company Subsidiaries’ business operations.
     Section 5.2 No Solicitation by the Company; Company Recommendation; Etc.
          (a) No Solicitation. The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal. From the date hereof until the Effective Time, or, if earlier, the termination of this Agreement in accordance with Section 7.1, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of providing non-public information) the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any Takeover Proposal, (ii) provide any non-public information concerning the Company or any of its Subsidiaries related to any Person or group who would reasonably be expected to make any Takeover Proposal, (iii) engage in any discussions or negotiations with respect thereto, (iv) approve (by resolution of the Company Board, any committee thereof or otherwise), support, enter into or adopt any Contract providing for, or recommend to any holders of Shares, any Takeover Proposal, or (v) otherwise cooperate with or assist or participate in, or knowingly facilitate any such inquiries, proposals, offers, discussions or negotiations. The Company shall be responsible for any breach of this Section 5.2 by its or its Subsidiaries respective Representatives.
Wherever the term “group” is used in this Section 5.2, it is used as defined in Rule 13d-3 under the Exchange Act.
          (b) Permitted Response to Unsolicited Takeover Proposals. Notwithstanding anything to the contrary contained in this Section 5.2 or any other provision of this Agreement, if at any time after the date hereof and prior to the earlier to occur of the Offer Closing and the Company’s receipt of the Company Stockholder Approval, (i) the Company has received an unsolicited bona fide, written Takeover Proposal from a third party that did not result from a breach of this Section 5.2, and (ii) the Company Board determines in good faith, After Consultation, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company shall be permitted to (A) furnish information (including non-public information) with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal pursuant to an Acceptable Confidentiality Agreement (provided, however, that (x) the Company shall provide promptly to Parent any non-public information concerning the Company or its Subsidiaries to which any Person is provided such access and which was not previously provided to Parent, and (y) the Company shall withhold such portions of documents or information, or provide pursuant to customary “clean-room” or other appropriate procedures, to the extent relating to any pricing or other matters that are highly sensitive or competitive in nature if the exchange of such information (or portions thereof) could reasonably be likely to be harmful to the operation of the Company in any material respect) and (B) engage in discussions and negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal.
          (c) Notice to Parent of Takeover Proposals. The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent (orally and in writing) if the Company or any of its Representatives receives any Takeover Proposal, or any initial request for non-public information concerning the Company or any of its Subsidiaries related to, or from any Person or group who would reasonably be expected to make any Takeover Proposal, or any initial request for discussions or negotiations related to any Takeover Proposal (including any material changes related to the foregoing) or of the taking of any action contemplated by clauses (A) or (B) of Section 5.2(b), and in connection with such notice, provide the identity of the Person or group making such Takeover Proposal or request and the material terms and conditions thereof (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements), and thereafter the Company shall keep Parent reasonably informed of any material changes to the terms thereof.
          (d) Further Prohibited Activities. Neither the Company Board nor any committee thereof shall (i) withdraw or rescind (or modify in a manner adverse to Parent), or publicly announce an intention to withdraw or rescind (or modify in a manner adverse to Parent), the Company Recommendation, (ii) approve, declare the advisability of or recommend to the holders of Shares the adoption of, or publicly announce an intention to approve, declare the advisability of or recommend the adoption of, any Takeover Proposal, (iii) or cause, authorize or permit the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, acquisition agreement or other similar agreement related to any Takeover Proposal, other than an Acceptable Confidentiality Agreement referred to in Section 5.2(b) (a “Company Acquisition Agreement”), or (iv) publicly propose or announce an intention to take any of the foregoing actions (any action described in clauses (i), (ii), (iii) or (iv) being referred to as an “Company Adverse Recommendation Change”).
          (e) Change of Recommendation. Notwithstanding Section 5.2(d), at any time prior to the earlier to occur of the Offer Closing and the Company’s receipt of the Company Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change only if the Company Board determines in good faith, After Consultation, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Notwithstanding anything to the contrary, the Company Board shall not be permitted to make a Company Adverse Recommendation Change or, solely with respect to a Superior Proposal, terminate this Agreement pursuant to Section

7.1(c)(ii) unless theretofore (x) the Company shall have provided to Parent and Purchaser no fewer than three (3) Business Days advance written notice of the Company’s intention to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to Section 7.1(c)(ii), and in the case of a Company Adverse Recommendation Change not being made in respect of a Superior Proposal, specifying the reasons therefor (a “Notice of Intended Recommendation Change”) and (y):
               (i) if such Company Adverse Recommendation Change is not being made in respect of a Superior Proposal, during such three (3) Business Day period, if requested by Parent, the Company shall engage in good faith negotiations with Parent to amend the terms and conditions of this Agreement in such a manner that would enable the Company Board to determine in good faith, After Consultation, that it is no longer necessary for the Company Board to make a Company Adverse Recommendation Change; or
               (ii) if such Company Adverse Recommendation Change or termination is being made in respect of a Superior Proposal:
                    (1) the Notice of Intended Recommendation Change shall further specify the identity of the party making such Superior Proposal and the material terms thereof and copies of all relevant documents relating to such Superior Proposal (it being hereby understood and agreed that any material amendment to the terms of any such Superior Proposal (including any amendment to any price term thereof), shall require a new Notice of Intended Recommendation Change and again require compliance with the requirements of this Section 5.2(e), except that the advance written notice period and corresponding references in clause (x) of this Section 5.2(e) to three (3) Business Days shall be reduced to two (2) Business Days for any such new Notice of Intended Recommendation Change); and
                    (2) after providing the Notice of Intended Recommendation Change, the Company shall, and shall cause its Representatives to, negotiate with Parent and Purchaser in good faith (to the extent Parent and Purchaser have notified the Company of their intention to negotiate) during such three (3) Business Day period (or two (2) Business Day period in the case of a new Notice of Intended Recommendation Change) to amend the terms and conditions of this Agreement and the other agreements contemplated hereby; and
               (iii) in the case of each of the immediately preceding clause (i) or clause (ii) of this Section 5.2(e), the Company Board shall have considered in good faith, After Consultation, any amendments to the terms and conditions of this Agreement (including any increase in the Offer Price and Merger Consideration) and the other agreements contemplated hereby that may be offered in writing by Parent no later than 5:00 p.m., New York City time, on the third Business Day of such three (3) Business Day period (or the first (1st) Business Day of such two (2) Business Day period for any such new Notice of Intended Recommendation Change) and shall have determined (A) in the case of a Superior Proposal, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if such amendments were to be given effect or (B) in the case of a Company Adverse Recommendation Change not being made in respect of a Superior Proposal, no amendment to the terms and conditions of this Agreement has been so offered by Parent which, if given effect, would enable the Company Board to determine in good faith, After Consultation, that it is no longer necessary for the Company Board to make a Company Adverse Recommendation Change.
          (f) Standstills; Confidentiality Agreements. Notwithstanding anything to the contrary contained herein, the Company Board shall be permitted to grant a waiver or release under any standstill agreement in effect on the date hereof with respect to any class of equity securities of the Company solely to the extent necessary to permit the Person subject to such standstill agreement to make and engage in discussions with respect to and negotiate a Takeover Proposal that is conditioned on entering into mutually satisfactory definitive documentation with the Company and which prohibits without the Company’s consent (but in all cases subject to the limitations in Section 5.1) any open market purchases of equity securities or securities convertible into equity securities of the Company, any Takeover Proposal not approved by the Company Board or other action, including a proxy contest, not approved by the Company Board. The Company shall provide written notice to Parent of the waiver of any standstill by the Company. The Company shall not, and shall not permit any of its Representatives to, enter into any confidentiality agreement subsequent to the date of this Agreement which prohibits the Company from providing to Parent the information specifically required to be provided to Parent pursuant to this Section 5.2.
          (g) Communications With Stockholders. Subject to Section 7.1, nothing contained in this Section 5.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012 of Regulation M-A under the Exchange Act or (ii) making any disclosure to its stockholders that the Company Board determines in good faith, After Consultation, is required by applicable Law or (iii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Section 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company whether or not in the context of a tender offer or exchange offer that discloses the occurrence of any state of facts, events, conditions or developments but does not include a Company Adverse Recommendation Change); provided, however, clause (ii) of this Section 5.2(g) shall not be deemed to permit the Company Board to make a Company Adverse Recommendation Change except to the extent permitted by Section 5.2(d) or Section 5.2(e).
     Section 5.3 Reasonable Best Efforts.
          (a) Subject to the terms and conditions of this Agreement (including Section 5.3(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions.
          (b) In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within ten (10) Business Days (or such longer period as the parties may mutually agree) following the commencement of the Offer pursuant to Section 1.1(a) and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.3 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) the Company shall use its reasonable best efforts to (A) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (B) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.
          (c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) consult with each other in advance of and be permitted to attend any meeting or conference with such Governmental Authorities (to the extent not objected to by such Governmental Authorities). Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the Transactions.
          (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, each of the parties hereto shall use its reasonable best efforts to resolve such objections (including any injunction that may be imposed in connection with the Transactions), if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not, without Parent’s prior written consent, commit to any divestiture transaction or agree to any restriction on its business, and nothing in this Section 5.3 shall (i) limit any applicable rights a party may have to terminate this Agreement pursuant to Section 7.1 so long as such party has up to then complied in all material respects with its obligations under this Section 5.3, (ii) require Parent to offer, accept or agree to (A) dispose or hold separate any part of its or the Company’s businesses, operations, assets or product lines (or a combination of Parent’s and the Company’s respective businesses, operations, assets or product lines), (B) not compete in any geographic area or line of business, (C) restrict the manner in which, or whether, Parent, the Company, the Surviving Corporation or any of their Affiliates may carry on business in any part of the world or (D) pay any consideration (other than ordinary course filing, application or similar fees and charges) to obtain any approval, consent or waiver from a third party necessary, proper or advisable to consummate the Transactions or (iii) require any party to this Agreement to contest or otherwise resist any administrative or judicial action or proceeding, including any proceeding by a private party, challenging any of the Transactions as violative of any Antitrust Law.
     Section 5.4 Preparation of Proxy Statement; Stockholders’ Meeting.
          (a) As soon as practicable after the date hereof (and in any event, but subject to Parent’s timely performance of its obligations under Section 5.4(b), within fifteen (15) Business Days hereof), the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement on Schedule 14A relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Except as expressly contemplated by Section 5.2(e), the Proxy Statement shall include the Company Recommendation with respect to the Merger, the Fairness Opinion and a copy of Section 262 of the DGCL. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement. The Company shall cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of Nasdaq. The Company shall promptly notify Parent and Purchaser upon the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent and Purchaser with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand.

The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall consult with Parent and its counsel prior to submitting to the SEC or the staff of the SEC any response to any such comments. Prior to the filing of the Proxy Statement or the dissemination thereof to the holders of Shares, or submitting to the SEC or the staff of the SEC any response to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Purchaser a reasonable opportunity to review and to propose comments on such document or response, and the Company shall give reasonable and good faith consideration to all additions, deletions or changes suggested thereto by Parent, Purchaser and their Counsel.
          (b) Parent shall provide to the Company in writing all information concerning Parent and Purchaser as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Purchaser supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent or Purchaser with respect to information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement. Parent will furnish to the Company in writing the information relating to it and Purchaser required by the Exchange Act to be set forth in the Proxy Statement promptly following request therefor from the Company.
          (c) If following the Offer Closing or Offer Termination this Agreement has not been validly terminated pursuant to Section 7.1 and the adoption of this Agreement by the Company’s stockholders is required by applicable Law, then the Company shall have the right at any time after the Proxy Statement Clearance Date to (and Parent and Purchaser shall have the right, at any time after the Proxy Statement Clearance Date, to request in writing that the Company, and upon receipt of such written request, the Company shall, as promptly as practicable and in any event within ten (10) Business Days after such receipt), (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Stockholders’ Meeting”), and (ii) mail to the holders of Shares as of the record date established for the Stockholders’ Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”). The Company shall duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event shall such meeting be held later than thirty-five (35) days following the date the Proxy Statement is mailed to the Company’s stockholders and any adjournments of such meetings shall require the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed) other than in the case in which the Company is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff has instructed the Company is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Shares prior to the Stockholders’ Meeting. Notwithstanding the foregoing, Parent may require the Company to adjourn or postpone the Stockholders’ Meeting on one occasion only (for a period of not more than thirty (30) days but, in no event, to a date subsequent to the second (2nd) Business Day next preceding the Walk-Away Date), unless prior to such adjournment the Company shall have received from holders of Shares as of the record date for the Stockholders’ Meeting an aggregate number of proxies representing Shares voted for the adoption of this Agreement and the Transactions (including the Merger) which proxies have not been withdrawn, such that the condition in Section 6.1(a) would be satisfied at the Stockholders’ Meeting. Once the Company has established a record date for the Stockholders’ Meeting, the Company shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of Parent (which such consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or the Company Charter Documents. Unless the Company Board shall have made a Company Adverse Recommendation Change, the Company shall use its reasonable best efforts to solicit proxies from the holders of Shares for the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with all applicable Laws (including all applicable rules of Nasdaq). Unless this Agreement is validly terminated in accordance with Section 7.1 (including the provisions of Section 7.1(c)(ii)), the Company shall submit this Agreement to holders of Shares at the Stockholders’ Meeting even if the Company Board shall have effected a Company Adverse Recommendation Change (not made in respect of a Superior Proposal) or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Stockholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and the Transactions (including the Merger) shall be the only matter (other than procedural matters) which the Company shall propose to be acted on by the stockholders of the Company at the Stockholders’ Meeting.
          (d) If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors is known by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Purchaser and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

          (e) Notwithstanding the foregoing, if, following the Offer Closing, the expiration of any “subsequent offering period” as contemplated by Section 1.1(d) and the exercise, if any, of the Top-Up Option, Parent and its Affiliates shall own at least 90% of the outstanding shares of each class and series of outstanding capital stock of the Company, the parties shall take all necessary and appropriate action, including with respect to the transfer to Purchaser of all Shares held by Parent or its Affiliates, to cause the Effective Time to occur as soon as practicable after the Offer Closing without the Stockholders’ Meeting in accordance with Section 253 of the DGCL.
          (f) Each of Parent and Purchaser shall affirmatively vote at the Stockholders’ Meeting or otherwise all Shares acquired in the Offer (if any), or otherwise beneficially owned by it or any of its respective Subsidiaries as of the applicable record date, for the adoption of this Agreement in accordance with applicable Law. Parent shall vote all of the shares of capital stock of Purchaser beneficially owned by it, or sign a written consent in lieu of a meeting of the stockholders of Purchaser, in favor of the adoption of this Agreement in accordance with applicable Law.
     Section 5.5 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Except as set forth in Section 5.2(g), neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Offer, the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any applicable listing agreement with, or applicable rules of, a national securities exchange, Nasdaq or the London Stock Exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party shall use its commercially reasonable efforts to allow the other party to comment on such press release or public announcement in advance of such issuance or publication).
     Section 5.6 Access to Information; Confidentiality; Standstill. Subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent’s representatives reasonable access during normal business hours, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, to all of the Company’s and its Subsidiaries’ properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives, and the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws (and the Company shall deliver to Parent a copy of each report, schedule and other document proposed to be filed or submitted by the Company pursuant to the requirements of federal securities Laws not less than two (2) Business Days prior to such filing) and a copy of any communication (including “comment letters”) received by the Company from the SEC or Nasdaq concerning compliance with securities Laws or the rules of Nasdaq and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request. The information provided will be subject to the terms of the Confidentiality Agreement, dated as of December 15, 2010, between Parent and the Company (the “Confidentiality Agreement”). No investigation, or information received, pursuant to this Section 5.6 will modify any of the representations and warranties of the Company. Parent and Purchaser hereby agree, from and after the date hereof until the Offer Closing, not to offer or arrange to purchase or acquire, or purchase or acquire, any Shares or any rights thereto or interests therein (whether or not any such interests are evidenced or settled by the physical delivery of certificates or other documents evidencing the same), except pursuant to the terms of this Agreement.
     Section 5.7 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (A) that is qualified as to materiality or Material Adverse Effect to be untrue and (B) that is not so qualified to be untrue in any material respect, and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice.
     Section 5.8 Indemnification and Insurance.
          (a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurred, the Company (and following the Effective Time, the Surviving Corporation) shall indemnify and hold harmless each Indemnitee against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of or pertaining to (i) the fact that an Indemnitee is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including with respect to the negotiation, execution, announcement, performance and consummation of all Transactions contemplated by this Agreement and all actions of each Indemnitee leading thereto and in furtherance thereof on behalf of the Company and holders of Shares), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such Action, (A) each Indemnitee will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation within ten (10) Business Days of receipt by the Surviving Corporation from the Indemnitee of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Company Charter Documents, to repay such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Surviving Corporation as authorized by the DGCL, (B) without limiting the foregoing, the Indemnitees may retain one (1) independent legal counsel of national standing (provided that such engagement would not create a conflict of interest under applicable rules of ethics) reasonably satisfactory to Parent to represent all Indemnitees, and Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnitees as promptly as statements therefor are received, (C) the Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnitee hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnitee otherwise consents and (D) the Surviving Corporation shall have the right to assume the defense of any such matter. If the Company or the Surviving Corporation determines such Indemnitee is not entitled to indemnification under this Section 5.8, the Indemnitee shall have the right, as contemplated by the DGCL, to require that such determination be reconsidered and determined by special, independent legal counsel selected by the Indemnitee and approved by the Company or the Surviving Corporation, as applicable, (which approval shall not be unreasonably withheld, conditioned or delayed), and who has not otherwise performed material services for the Company or the Surviving Corporation within the three (3) years preceding such selection to be paid by the Company or, after the Effective Time, the Surviving Corporation; provided, however, that if it is determined that such Indemnitee is not entitled to indemnification by the Company (and following the Effective Time, the Surviving Corporation) under this Section 5.8, such Indemnitee shall be obligated to repay the Company or the Surviving Corporation, as applicable, the expenses incurred for such special, independent legal counsel. For purposes of this Agreement, each individual who is entitled to indemnification pursuant to the Company Charter Documents, the DGCL or those indemnification agreements listed in Section 5.8(a) of the Company Disclosure Schedule at or at any time prior to the Effective Time shall be deemed to be an “Indemnitee”.
          (b) For a period of six (6) years after the Effective Time, the respective certificates of incorporation and bylaws or similar organizational or governing documents of the Surviving Corporation and the Surviving Corporation’s Subsidiaries shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Indemnitees for periods prior to and including the Effective Time than are currently set forth in the Company Charter Documents and the certificates of incorporation, bylaws, or similar organizational and governing documents of the Company Subsidiaries. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, the covenants contained in this Section 5.8.
          (c) Parent shall, or shall cause the Surviving Corporation to, maintain and extend all existing officers’ and directors’ liability insurance of the Company (“D&O Insurance”) for a period of not less than six (6) years from and after the Effective Time with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred on or before the Effective Time, including in connection with the approval of the Transactions; provided, however, that Parent may substitute (or cause the Surviving Corporation to substitute) therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to the Indemnitees than the existing D&O Insurance (so long as such policies are provided by the Company’s current insurance carrier or by a carrier with a rating no lower than A.M. Best rating of A); and provided, further, that if the existing D&O Insurance expires or is terminated or cancelled during such period through no fault of Parent or the Surviving Corporation, then Parent shall, or shall cause the Surviving Corporation to, obtain and maintain substantially similar D&O Insurance (with such replacement policies to be provided by the Company’s current insurance carrier or by a carrier with a rating no lower than A.M. Best rating of A). Notwithstanding the foregoing, in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.8(c) in excess of 200% of the most recent aggregate annual premiums paid by the Company for such purpose (the “Maximum Amount”), the true and correct amount of which is set forth in Section 5.8(c) of the Company Disclosure Schedule; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.8(c) for such aggregate premium, Parent shall, or shall cause the Surviving Corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of the Maximum Amount. At the Company’s option, it may elect to obtain prepaid “tail” or “runoff” policies prior to the Effective Time covering a period of six (6) years from and after the Effective Time with respect to acts and omissions occurring on or prior to the Effective Time; provided that the premium therefor does not exceed the Maximum Amount. In the event the Company purchases a “tail” or “runoff” policy prior to the Effective Time, Parent and the Surviving Corporation shall maintain such tail or runoff policy in full force and effect in lieu of all other obligations of Parent and the Surviving Corporation in the first sentence of this Section 5.8(c) for so long as any such tail or runoff policy remains in full force and effect.
          (d) The rights of each Indemnitee hereunder shall be in addition to, and not in limitation of, any other rights such Indemnitee may have under the certificates of incorporation or bylaws or other organization or governing documents of the Company or any of its Subsidiaries or the Surviving Corporation or its Subsidiaries, any other indemnification arrangement, the DGCL or otherwise. Subsequent amendment of the certificates of incorporation, bylaws or other organizational or governing documents of the Company or any of its Subsidiaries or of the Surviving Corporation or its Subsidiaries shall not diminish or impair the rights of any Indemnitee.

          (e) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 5.8. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 5.8.
          (f) The provisions of this Section 5.8 shall survive the consummation of the Merger. The Indemnitees (and their respective successors and heirs) are intended third party beneficiaries of this Section 5.8, and this Section 5.8 shall not be amended in a manner that is adverse to the Indemnitees (including their respective successors and heirs) or terminated without the consent of the Indemnitees (including their respective successors and heirs) affected thereby.
     Section 5.9 Securityholder Litigation. The Company and Parent shall jointly participate in the defense or settlement of any securityholder litigation against the Company or its directors relating to the Transactions in accordance with the terms of a mutually agreed upon joint defense agreement. The Company may not enter into any settlement agreement in respect of any securityholder litigation against the Company or its directors relating to the Transactions without Parent’s prior written consent (such consent not to be unreasonably withheld or delayed).
     Section 5.10 Fees and Expenses. Except as provided in Section 7.3, all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated. Other than any Taxes imposed upon a holder of Shares, Options, Restricted Shares or Company Warrants, the Company shall pay all Taxes incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions (including (a) transfer, stamp and documentary Taxes or fees and (b) sales, use, gains, real property transfer and other or similar Taxes or fees).
     Section 5.11 Rule 16b-3. Prior to the Effective Time, the Company and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.
     Section 5.12 Indebtedness. At any time upon or after the Offer Closing and upon or prior to the Effective Time, or prior to the Offer Closing (provided any such action becomes effective only upon or after the Offer Closing), in Parent’s sole discretion and at Parent’s sole cost and expense, (i) Parent may commence one or more cash tender offers (each, a “Debt Offer”) to purchase any or all of the Company’s 9.5% Senior Secured Second Lien Notes (the “9.5% Notes”), the Company’s 12% Senior Secured Notes due 2017 (the “12% Notes”) or the Company’s 6.625% Senior Convertible Notes due 2013 (the “Convertible Notes” and, together with the 9.5% Notes and the 12% Notes, the “Notes”), (ii) Parent may, or, at Parent’s request, the Company shall, solicit the consents of holders of one or more series of the Notes (each, a “Consent Solicitation”) to certain amendments, as specified by Parent, to the covenants contained in the 9.5% Indenture, the 12% Indenture or the Convertible Notes Indenture, (iii) at Parent’s request, the Company shall take all steps necessary under the satisfaction and discharge provisions of the 9.5% Indenture or the 12% Indenture to discharge such indenture in accordance with its terms, including the issuance of a notice of redemption for the 9.5% Notes or 12% Notes as applicable and the deposit of required funds with the trustee (each, a “Satisfaction and Discharge”), (iv) at Parent’s request, the Company shall effect a redemption of such principal amount of the 9.5% Notes or 12% Notes, as specified by Parent, in accordance with their terms (each, a “Optional Redemption”) or (v) at Parent’s request, in addition to the issuance of shares of Company Common Stock in connection with the Top-Up Option, to the extent authorized and unissued shares of Company Common Stock are available for such issuance, the Company shall issue equity securities to Parent or any of Parent’s Subsidiaries on terms and conditions as may reasonably be agreed (which may include the issuance of shares of Company Common Stock at a price per share equal to the Offer Price) and use the cash proceeds (without the deduction of any other fee or expense) of such equity issuance toward an Optional Redemption of the 12% Notes pursuant to the provisions of the 12% Indenture as instructed by Parent (an “Equity Issuance”). Any Debt Offer, Consent Solicitation, Satisfaction and Discharge, Optional Redemption or Equity Issuance shall be made in accordance with applicable Laws and each applicable Indenture and, if being conducted by the Company at the request of Parent, shall be made in accordance with the written terms and conditions provided from time to time by Parent to the Company. If any Debt Offer, Satisfaction and Discharge or Optional Redemption is effected by the Company at the request of the Parent under this Section 5.12 and the Company does not have sufficient funds on hand to consummate such Debt Offer, Satisfaction and Discharge or Optional Redemption, Parent shall provide the requisite amount of funds to the Company on terms and conditions as may reasonably be agreed (including through the issuance of equity or debt securities to Parent or a Subsidiary of Parent) upon and in compliance with the applicable Indentures and all applicable Laws. The Company shall not, without Parent’s prior consent, waive any condition to a Debt Offer, Consent Solicitation, Satisfaction and Discharge, Optional Redemption or Equity Issuance described in the written terms and conditions provided by Parent to the Company from time to time. The Company shall not enter into any arrangements in connection with a Debt Offer (including any engagement or similar agreements with any dealer manager, information agent, depository or other agent) without the prior written consent of Parent. If any Consent Solicitation is made in connection with any Debt Offer conducted by Parent, the Company shall take such steps as Parent may reasonably request in order to effect the amendments requested by the Consent Solicitation, including the entry into any supplemental indenture and the provision of any required certificate or opinion. With respect to any Debt Offer, Consent Solicitation, Satisfaction and Discharge, Optional Redemption or Equity Issuance, the Company agrees to provide all documentation (including any required certificates or customary legal opinions) to the trustee required by the terms of the applicable Indentures.
     Section 5.13 Employee Benefits.
          (a) The Surviving Corporation shall provide or cause to be provided to each employee of the Company and its Subsidiaries who continues as an employee of the Surviving Corporation or Parent or any of their respective Subsidiaries following the Closing Date (a “Continuing Employee”), for a period extending until the earlier of the termination of such Continuing Employee’s employment with such entities or the last day of the calendar year in which the Closing Date occurs (the “Benefits Continuation Period”) (i) a base wage or salary at a rate not less than the rate of such base wage or salary in effect at the Effective Time and (ii) 401(k) benefits, severance benefit eligibility, medical benefits and other welfare benefit plans, programs and arrangements that, as determined in Parent’s discretion, (A) are substantially comparable to those provided under the Company Plans as in effect at the Effective Time; (B) are substantially comparable to those provided to management employees of the Parent or its Subsidiaries; or (C) constitute any combination of the foregoing. With respect to each Continuing Employee whose annual bonus for the fiscal year ending March 31, 2011 has been accrued and unpaid prior to the Effective Time and who is eligible to receive an annual bonus pursuant to the terms and conditions of the applicable Company Plan, the Surviving Corporation shall pay or cause to be paid to such Continuing Employee such bonus in such amount as approved by the Company and which bonus shall be payable in accordance with the terms and conditions of such Company Plan and shall be paid at such time as is consistent with the past practice of the Company and its Subsidiaries and without duplication of awards otherwise paid including pursuant to Section 5.1(a)(v). The provisions of this Section 5.13 shall not be construed or interpreted to restrict in any way the Surviving Corporation’s or Parent’s ability to amend, modify or terminate any Company Plan (including to change the entities who administer such Company Plans, or the manner in which such Company Plans are administered) to the extent not inconsistent with such foregoing restrictions or any other plan made available to the Continuing Employees or to terminate any person’s employment at any time or for any reason.
          (b) The Surviving Corporation shall (i) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation that an employee of the Company or any of its Subsidiaries is eligible to participate in immediately following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such employee immediately prior to the Effective Time under the relevant Company Plan in which such employee participated, (ii) provide each such employee with credit for any co-payments and deductible paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements and (iii) to the extent that any Continuing Employee is allowed to participate in any employee benefit plan of the Parent, the Surviving Corporation or any of their Subsidiaries following the Effective Time, cause such plan to recognize the service of such Continuing Employee with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate and vesting (but not for benefit accrual under any defined benefit, retiree welfare or any other plan) to the same extent such service was recognized by the Company and its Subsidiaries under any similar Company Plan in which such Continuing Employee participated immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation or other relevant Subsidiaries to, credit to Continuing Employees the amount of vacation time that such employees had accrued under the Paid-Time Off Program, set forth on Section 5.13(b) of the Company Disclosure Schedule, as of the Effective Time; provided, however, for the avoidance of doubt, this covenant shall not obligate Parent, Surviving Corporation or any other Subsidiaries to continue such Paid-Time Off Program beyond the last day of the calendar year in which the Closing Date occurs.
          (c) Prior to the Effective Time, the Company (i) shall, in consultation with its outside counsel, use its reasonable best efforts to amend all Company Plans that are “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to the extent necessary to bring such plans into compliance with Section 409A of the Code and related guidance and (ii) shall disclose to all affected participants the tax and economic consequences of Section 409A of the Code, including any amendments that are required to be made pursuant to (i) above and use its reasonable best efforts to obtain any required consents to such amendments by the affected participants. The Company shall provide Parent with reasonable opportunity to review and comment on all such actions and communications in connection with this Section 5.13(c) and the Company shall give reasonable and good faith consideration to such comments suggested by Parent.
          (d) With respect to matters described in this Section 5.13, the Company shall consult with Parent (and consider in good faith the advice of Parent) prior to sending any written notices or other communication materials (including any postings to any website) to its employees or former employees of the Company or any of its Subsidiaries. Prior to the Effective Time, the Company shall provide Parent with reasonable access to such employees or former employees for purposes of Parent providing notices or other communication materials regarding Parent compensation and benefit plans and the matters described in this Section 5.13; provided that such notices or other communication materials are approved in advance by the Company, which approval shall not be unreasonably withheld or delayed.
          (e) The Company and each of its Subsidiaries shall, after the date hereof and prior to the Effective Time, (i) provide any and all notices to, (ii) make any and all filings or registrations with, and (iii) obtain any and all consents or approvals of, any labor organization, works council or any similar entity, council or organization, required to be made or obtained in connection with this Agreement or the consummation of the transactions contemplated hereby.
          (f) Nothing contained in this Section 5.13 shall create any third-party beneficiary right in any Person, or any right to employment or continued employment. Nothing in this Agreement shall be deemed to amend or modify any compensation or benefit plan, policy, agreement or arrangement sponsored or maintained by Parent, the Company or any of their respective Affiliates.
     Section 5.14 Rule 14d-10. Prior to the expiration of the Offer, the Company will take all such steps as may be required to cause to be exempt under Rule 14d-10(d) under the Exchange Act any employment compensation, severance or employee benefit arrangements that have been or will be entered into after the date of this Agreement by the Company or its Subsidiaries with current or future directors, officers or employees of the Company or its Subsidiaries and to ensure that any such arrangements fall within the safe harbor provisions of such rule.
     Section 5.15 Tax Matters. As expeditiously as possible following the date hereof, the Company shall complete a study to determine whether the Company is, or within the five (5) years preceding the date hereof was, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. If it is determined that the Company is not, and within such period was not, a United States real property holding corporation, the Company shall promptly issue a statement described in Treasury Regulation Section 1.897-2(h)(1) to such effect to Parent.
ARTICLE VI
Conditions to the Merger
     Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
          (a) Stockholder Approval. If required by applicable Law, Company Stockholder Approval shall have been obtained; provided that this condition shall be deemed to have been satisfied if the failure to obtain the Company Stockholder Approval is due to Parent’s failure to vote all Shares it beneficially owns for the Merger.
          (b) Antitrust. The waiting period applicable to the consummation of the Merger and, unless the Offer Termination shall have occurred, the Offer under the HSR Act (or any extension thereof) shall have expired or early termination thereof shall have been granted;
          (c) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental

Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal; and
          (d) Purchase of Shares. Unless the Offer Termination shall have occurred, Purchaser shall have purchased Shares pursuant to the Offer, provided that this condition shall be deemed satisfied with respect to Parent and Purchaser if Purchaser shall have failed to purchase Shares pursuant to the Offer in breach of its obligations under this Agreement.
     Section 6.2 Conditions to Obligations of Parent and Purchaser. Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, the obligations of Parent and Purchaser to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:
          (a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.3(a) (Authority), Section 3.3(d) (Required Vote), Section 3.6(a) (Absence of Certain Changes or Events), Section 3.23 (Indebtedness), Section 3.24 (Opinion of Financial Advisor), Section 3.25 (Brokers and Other Advisors) and Section 3.26 (Anti-Takeover Provisions) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representations and warranties of the Company contained in Section 3.2 (Capitalization) shall be true and correct in all respects, other than immaterial deviations, both when made and at and as of the Closing Date, as if made at and as of such time; and (iii) all other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to not be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer thereof to such effect.
          (b) Performance of Obligations of Company. The Company shall have performed or complied in all material respects with its obligations, agreements or covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer thereof to such effect.
          (c) No Company Material Adverse Effect. Since the date of this Agreement, there shall have occurred no events or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material

Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer thereof to such effect.
     Section 6.3 Conditions to Obligation of the Company to Effect the Merger. Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, then the obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:
          (a) Representations and Warranties. The representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.
          (b) Performance of Obligations of Parent and Purchaser. Parent and Purchaser shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.
     Section 6.4 Frustration of Closing Conditions. None of the Company, Parent or Purchaser may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.3.
ARTICLE VII
Termination
     Section 7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:
          (a) by the mutual written consent of the Company and Parent; or

          (b) by either of the Company or Parent:
               (i) if any Governmental Authority shall have enacted, promulgated, issued, entered, amended or enforced (A) a Law prohibiting the Offer or the Merger or making the Offer or the Merger illegal, or (B) an injunction, judgment, order, decree, ruling or any other similar action, in each case, permanently enjoining, restraining, preventing or prohibiting the Offer or the Merger and such injunction, judgment, order, decree or ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the issuance of such final, non-appealable injunction, judgment, order, decree or ruling was primarily due to the failure of such party to perform any of its obligations under this Agreement (subject to the provisions of Section 5.3);
               (ii) if the Offer shall have been terminated by Purchaser as permitted by Section 1.1(c) or shall have expired pursuant to its terms (and not have been extended or required to have been extended in accordance with Section 1.1(c)) without any Shares being purchased therein, provided, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in the failure of Purchaser to purchase Shares in the Offer;
               (iii) if the Merger shall not have been consummated on or before the Walk-Away Date; provided, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party if (A) the Offer Closing shall have occurred or (B) the failure of such party to perform any of its obligations under this Agreement resulted in the failure of the Merger to be so consummated by the Walk-Away Date; or
               (iv) if consummation of the Merger requires the Company Stockholder Approval pursuant to applicable Law and the Company Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof.
          (c) by the Company:
               (i) if Purchaser shall have failed to commence the Offer on or prior to the date provided therefor in Section 1.1(a) or consummate the Offer in accordance with Section 1.1(c); provided, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c)(i) if the reason for Purchaser’s failure to commence the Offer is due to the Company’s material breach of this Agreement;
               (ii) if the Company enters into a definitive Company Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.2 immediately following or simultaneously with such termination pursuant to this Section

7.1(c)(ii); provided that (x) simultaneously therewith the Company shall have paid or caused to be paid to Parent the Termination Fee in accordance with Section 7.3 (and such termination of this Agreement by the Company shall not take effect unless and until the Termination Fee shall have been paid to Parent) and (y) the Company shall have complied with all the other requirements of Section 5.2; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(ii) if (A) the Offer Closing shall have occurred or (B) the Company Stockholder Approval shall have been obtained; or
               (iii) if there shall be any breach or inaccuracy in any of Parent’s or Purchaser’s representations or warranties set forth in this Agreement or Parent or Purchaser has failed to perform any of its covenants or agreements set forth in this Agreement, which inaccuracy, breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 6.3(a) or Section 6.3(b) and (B) (1) is not capable of being cured prior to the Walk-Away Date or (2) is not cured within thirty (30) days following the Company’s delivery of written notice to Parent of such breach; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(iii) if (x) the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, (y) the Offer Closing shall have occurred or (z) the Company Stockholder Approval shall have been obtained.
          (d) by Parent:
               (i) if, due to a circumstance or occurrence that if occurring after the commencement of the Offer would make it impossible to satisfy any of the conditions set forth in clauses (a), (b), (c), (d) or (e) of Annex A, Purchaser shall have failed to commence the Offer on or prior to the date provided therefor in Section 1.1(a); provided, that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Purchaser is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;
               (ii) if a Company Adverse Recommendation Change shall have been made, or (A) following the public disclosure or announcement of a Takeover Proposal (other than a tender offer or exchange offer contemplated in clause (B)) the Company Board shall have failed to reconfirm publicly the Company Recommendation within five (5) Business Days after the Company receives Parent’s written request therefor or (B) a tender offer or exchange offer relating to the Shares is commenced (within the meaning of Rule 14d-2 under the Exchange Act) and, not later than the tenth (10th) day next following such commencement, the Company shall not have publicly announced its recommendation that holders of Shares reject such tender offer or exchange offer (it being hereby understood and agreed that for purposes of this clause (B) of this Section 7.1(d)(ii), the Company’s public disclosure or announcement of a position pursuant to Rule 14e-2(a)(2) or (3) under the Exchange Act with respect to such tender offer or exchange offer shall be deemed a failure by the Company to publicly disclose or announce the rejection of such tender offer or exchange offer); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section

7.1(d)(ii) if (x) the Offer Closing shall have occurred or (y) the Company Stockholder Approval shall have been obtained; or
               (iii) if there shall be any breach or inaccuracy in any of the Company’s representations or warranties set forth in this Agreement or the Company has failed to perform any of its covenants or agreements set forth in this Agreement, which inaccuracy, breach or failure to perform (A) would give rise (x) if the Offer Termination shall have occurred, to the failure of any condition set forth in Section 6.2(a) or Section 6.2(b) or (y) if the Offer Termination shall not have occurred, to the failure of any Offer Condition set forth in clauses (c)(ii) or (d) of Annex A, and (B) (1) is not capable of being cured prior to the Walk-Away Date or (2) is not cured within thirty (30) days following Parent’s delivery of written notice to the Company of such breach; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(iii) if (a) Parent or Purchaser is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or (b) the Offer Closing shall have occurred.
     Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 5.9, 5.10, this 7.2 and 7.3, Article VIII and the first sentence of Section 3.25, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent or the Company or their respective directors, officers and Affiliates, except (i) the Company shall have liability to the extent provided in Section 7.3, and (ii) nothing shall relieve any party from liability for any damages for a knowing and intentional material breach of a representation or warranty or a knowing and intentional material breach of any obligation hereunder made or allowed to occur or fraud. Parent and Purchaser acknowledge that the failure of Parent and Purchaser to consummate Offer or the Merger on the dates required by Article I or Article II, as applicable, after the applicable conditions set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Offer Closing or the Closing, as the case may be, and which are capable of being satisfied on the date of the Offer Closing or the Closing Date, as applicable, assuming for purposes hereof that the date of termination is the date of the Offer Closing or the Closing Date, as applicable) have been satisfied or waived shall constitute a knowing and intentional material breach by Parent and Purchaser.
     Section 7.3 Termination Fee and Expenses.
          (a) In the event that:
               (i) (A) Parent terminates this Agreement pursuant to Section 7.1(d)(iii) (Company Breach) or (B)(1) a Takeover Proposal shall have been made known to the Company and publicly disclosed or shall have been made directly to its stockholders and not withdrawn or any Person shall have publicly announced and not withdrawn an intention (whether or not conditional) to make a Takeover Proposal and thereafter and (2) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(ii) (Offer Expires), Section 7.1(b)(iii) (Walk-Away Date) or Section 7.1(b)(iv) (Company Stockholder Approval), then the Company shall reimburse Parent for all documented Expenses (it being understood that the payment of such Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to Parent to the extent permitted by this Agreement (whether at law or equity));
               (ii) (A) a Takeover Proposal shall have been made known to the Company and publicly disclosed or shall have been made directly to its stockholders and not withdrawn or any Person shall have publicly announced and not withdrawn an intention (whether or not conditional) to make a Takeover Proposal and thereafter, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(ii) (Offer Expires), Section 7.1(b)(iii) (Walk-Away Date) or Section 7.1(b)(iv) (Company Stockholder Approval) or by Parent pursuant to Section 7.1(d)(iii) (Company Breach) and (C) the Company enters into a Company Acquisition Agreement or consummates any Takeover Proposal within twelve (12) months after the date this Agreement is terminated; provided, that solely for this Section 7.3(a)(ii), all references to 20% in the definition of “Takeover Proposal” shall be deemed to be references to 50.1%;
               (iii) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii) (Company Adverse Recommendation Change, Etc.); or
               (iv) this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) (Superior Proposal);
then in any such event under clause (ii), (iii) or (iv) of this Section 7.3(a), the Company shall pay to Parent the Termination Fee.
          (b) Any payment required to be made pursuant to Section 7.3(a)(ii) shall be made to Parent promptly following the consummation of any transaction contemplated by a Takeover Proposal (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment); any payment required to be made pursuant to Section 7.3(a)(iii) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(d)(ii) (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment); any payment required to be made pursuant to Section 7.3(a)(iv) shall be made to Parent simultaneously with (and as a condition to the effectiveness of) termination of this Agreement by the Company pursuant to Section 7.1(c)(ii); and, in circumstances in which Expenses are payable, such payment shall be made to Parent not later than two (2) Business Days after delivery to the Company of an itemization setting forth in reasonable detail all Expenses of Parent and Purchaser (which itemization may be supplemented and updated from time to time by such party until the sixtieth (60th) day after such party delivers such notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent. If both Expenses and the Termination Fee shall be payable to Parent pursuant to this Section 7.3, the Termination Fee shall be reduced by the amount of such Expenses actually paid.
          (c) In the event that the Company shall fail to pay the Termination Fee or Expenses required pursuant to this Section 7.3 when due, such Termination Fee or Expenses, as the case may be, shall accrue interest for the period commencing on the date such Termination Fee or Expenses, as the case may be, became past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank’s prime lending rate plus 4%. In addition, if the Company shall fail to pay such Termination Fee or Expenses, as the case may be, when due, the Company shall also pay to Parent all of Parent’s costs and expenses (including attorneys’ fees) in connection with efforts to collect such Termination Fee or Expenses, as the case may be. The Company acknowledges that the fee, Expenses and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, Parent would not enter into this Agreement.
          (d) The parties hereto acknowledge that the damages resulting from termination of this Agreement under circumstances in which the Termination Fee are payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 7.3 are reasonable forecasts of the actual damages which may be incurred, and in the event that Parent shall receive full payment pursuant to this Section 7.3, the receipt of the Termination Fee shall be deemed to be liquidated damages, and not a penalty, for any and all losses or damages suffered or incurred by Parent, Purchaser, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Purchaser, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination. Under no circumstances shall the Company be obligated to pay more than one (1) Termination Fee.
ARTICLE VIII
Miscellaneous
     Section 8.1 No Survival, Etc. Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II, Sections 5.8, 5.10 and Section 5.13 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 5.9, 5.10, 7.2 and 7.3 and this Article VIII shall survive termination indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.
     Section 8.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company after the Offer Closing shall include the Independent Director Approval contemplated by Section 1.3); provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.
     Section 8.3 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions; provided, that, in the case of the Company following the Offer Closing, the Independent Director Approval contemplated by Section 1.3 is obtained. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Purchaser in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
     Section 8.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Purchaser may assign its rights and interests hereunder to Parent or to any wholly-owned subsidiary of Parent if such assignment would not cause a delay in the consummation of any of the Transactions, provided that no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.
     Section 8.5 Counterparts; Scanned Signatures. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.
     Section 8.6 Entire Agreement; No Third-Party Beneficiaries; Representations; Disclosure.
          (a) This Agreement, together with Annex A hereto, the Company Disclosure Schedule, the Support Agreements and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (ii) except for the provisions of Section 5.8, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the immediately preceding sentence, following the Effective Time, the provisions of Article II relating solely to the payment of the Merger Consideration, Option Consideration and Warrant Consideration shall be enforceable by holders of Shares, Restricted Shares, Options and Company Warrants, as applicable, solely to receive such payment.
          (b) Each party hereto agrees that, except for the representations and warranties contained in Article III and Article IV of this Agreement, neither the Company, Parent or Purchaser makes any other representations or warranties and each hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the Transactions, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties in this Agreement, each of Parent and Purchaser agrees that neither the Company nor any Company Subsidiary makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any Company Subsidiary or the future business, operations or affairs of the Company or any Company Subsidiary heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the VDR, with respect to the Company or any Company Subsidiary or the business, operations or affairs of the Company or any Company Subsidiary, except to the extent and as expressly covered by a representation and warranty made in this Agreement.
          (c) The Company Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (i) the corresponding section of this Agreement and (ii) the other sections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. The

Company SEC Documents shall qualify the representations and warranties in Article III only to the extent it is reasonably apparent from a reading of such disclosure that it qualifies or applies to such representation or warranty. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, constitutes or has resulted in or would reasonably be expected to result in a Company Material Adverse Effect or is outside the ordinary course of business.
     Section 8.7 Governing Law; Jurisdiction; Waiver of Jury Trial.
          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law rules thereof that would result in the application of the Law of any other jurisdiction.
          (b) All actions and proceedings arising out of or relating to this Agreement shall be exclusively heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
          (c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.
     Section 8.8 Specific Enforcement. The parties agree that irreparable damage would occur and the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.
     Section 8.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

          If to Parent or Purchaser, to:
Verizon Communications Inc.
140 West Street
New York, NY 10007
Attention: William L. Horton, Esq.
Facsimile: (908) 766-3813
          with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Frederick S. Green
Michael E. Lubowitz
Facsimile: (212) 310-8007
          If to the Company, to:
Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Boulevard
Suite 2800
Attention: Adam T. Smith
Facsimile: (305) 250-4244
          with a copy (which shall not constitute notice) to:
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Attention: Clifford E. Neimeth
Facsimile: (212) 805-9383
          And
Greenberg Traurig, LLP
2375 East Camelback Road
Phoenix, AZ 85016
Attention: Clifford E. Neimeth
Facsimile: (602) 445-8100

          And
Greenberg Traurig, P.A.
333 Avenue of the Americas (S.E. 2nd Avenue)
Suite 4400
Miami, FL 33131
Attention: Jaret L. Davis
Facsimile: (305) 961-5676
or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
     Section 8.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     Section 8.11 Definitions.
          (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:
          “9.5% Indenture” shall mean that certain Indenture, dated as of November 16, 2010, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as in effect on the date hereof).
          “9.5% Notes” has the meaning set forth in Section 5.12.
          “12% Indenture” shall mean that certain Indenture, dated as of June 24, 2009, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as in effect on the date hereof).
          “12% Notes” has the meaning set forth in Section 5.12.
          “Acceptable Confidentiality Agreement” means a confidentiality agreement, which need not contain a standstill agreement, with terms no less favorable to the Company in any substantive respect than those contained in the Confidentiality

Agreement; provided that such confidentiality agreement shall expressly not prohibit, or adversely affect the rights of the Company thereunder upon, compliance by the Company with any provision of this Agreement.
          “Action” has the meaning set forth in Section 5.8(a).
          “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
          “After Consultation” means, with respect to the Company Board, after consultation with the Company Financial Advisor and the Company’s outside legal counsel; provided, however, that if such consultation relates solely to matters of Law, “After Consultation” means, with respect to the Company Board, after consultation with the Company’s outside legal counsel.
          “Agreement” has the meaning set forth in the preamble.
          “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
          “Balance Sheet Date” has the meaning set forth in Section 3.5(d).
          “Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3(a).
          “Benefits Continuation Period” has the meaning set forth in Section 5.13(a).
          “Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.
          “Certificate of Merger” has the meaning set forth in Section 2.3.
          “Certificates” has the meaning set forth in Section 2.8(b).
          “Closing” has the meaning set forth in Section 2.2.
          “Closing Date” has the meaning set forth in Section 2.2.

          “Code” has the meaning set forth in Section 2.8(g).
          “Company” has the meaning set forth in the preamble.
          “Company Acquisition Agreement” has the meaning set forth in Section 5.2(d).
          “Company Adverse Recommendation Change” has the meaning set forth in Section 5.2(d).
          “Company Board” has the meaning set forth in Section 1.3(a).
          “Company Bylaws” has the meaning set forth in Section 1.3(f).
          “Company Certificate of Incorporation” has the meaning set forth in Section 1.3(f).
          “Company Charter Documents” has the meaning set forth in Section 1.3(f).
          “Company Common Stock” has the meaning set forth in the recitals.
          “Company Disclosure Schedule” has the meaning set forth in Article III.
          “Company Financial Advisor” has the meaning set forth in Section 3.24.
          “Company Intellectual Property” means all Intellectual Property Rights used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by or licensed to the Company or any of its Subsidiaries.
          “Company Material Adverse Effect” means any material adverse effect on, or any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has had a material adverse effect on: (i) the business, condition, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed in themselves to constitute, and that none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (a) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company and its Subsidiaries conduct business (except, in each case, to the extent that the Company or such Subsidiary is disproportionately adversely affected relative to other participants in the industries in which the Company or such Subsidiary participates), (b) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, (c) conditions (or changes therein) in any industry or industries in which the Company operates (including seasonal fluctuations) to the extent that such conditions do not disproportionately have a greater adverse impact on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in such industry or industries, (d) the announcement or pendency of this Agreement and the Transactions (other than in respect of Sections 3.3(c) and 3.4), including any Actions, challenges or investigations to the extent relating to this Agreement or the Transactions made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) and any impact on vendors, customers and suppliers of and to the Company, (e) changes in applicable Law or GAAP (or, in each case, any interpretations thereof), (f) a decline in the price of the Company Common Stock on the Nasdaq Global Market or any other market in which such securities are quoted for purchase and sale (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(e) of this definition), (g) any acts of terrorism or war or any escalation thereof, (h) any Action, investigation, review or examination undertaken by a Governmental Authority, or any sanction, fine, operating restriction or other similar penalty arising as a result thereof that is currently pending or arises after the date of this Agreement directly relating to the matters set forth in Section 8.11(a) of the Company Disclosure Schedule, (i) the identity of Parent or any of its Affiliates as the acquiror of the Company or any facts or circumstances concerning Parent or any of its Affiliates, (j) compliance with the terms of, the taking of any action required or the failure to take any action prohibited by, this Agreement or the taking of any action consented to in writing or requested in writing by Parent or Purchaser or (k) any failure by the Company to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(j) of this definition); or (ii) such party’s ability to, in a timely manner, perform its obligations under this Agreement or consummate the Transactions.
          “Company Merger Recommendation” has the meaning set forth in Section 3.3(b).
          “Company Plans” has the meaning set forth in Section 3.11(a).
          “Company Preferred Stock” has the meaning set forth in Section 3.2(a).
          “Company Properties” has the meaning set forth in Section 3.16(a).
          “Company Property” has the meaning set forth in Section 3.16(a).
          “Company Recommendation” has the meaning set forth in Section 3.3(b).

          “Company SEC Documents” has the meaning set forth in Section 3.5(a).
          “Company Source Code” means, collectively, any humanly readable written software code, annotations, commentary or algorithm contained in or relating to any software source code, of any Software forming part of the Company Technology.
          “Company Stock Plans” has the meaning set forth in Section 2.10(a).
          “Company Stockholder Approval” has the meaning set forth in Section 3.3(d).
          “Company Technology” means all Technology used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by or licensed to the Company or any of its Subsidiaries.
          “Company Warrants” has the meaning set forth in Section 2.11.
          “Confidentiality Agreement” has the meaning set forth in Section 5.6.
          “Consent Solicitation” has the meaning set forth in Section 5.12.
          “Contract” has the meaning set forth in Section 3.3(c).
          “Continuing Employee” has the meaning set forth in Section 5.13(a).
          “Convertible Notes” has the meaning set forth in Section 5.12.
          “Convertible Notes Indenture” shall mean that certain Indenture, dated as of May 2, 2007, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as in effect on the date hereof).
          “Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.
          “Costs” has the meaning set forth in Section 5.8(a).
          “D&O Insurance” has the meaning set forth in Section 5.8(c).
          “Debt Offer” has the meaning set forth in Section 5.12.
          “DGCL” has the meaning set forth in the recitals.
          “Dissenting Shares” has the meaning set forth in Section 2.9.
          “Dissenting Stockholders” has the meaning set forth in Section 2.9.
          “Effective Time” has the meaning set forth in Section 2.3.

          “Engagement Letter” has the meaning set forth in Section 3.25.
          “Environmental Laws” means all Laws concerning pollution or protection of the environment, greenhouse gases, natural resources, wildlife, wetlands or health and safety, including all laws relating to the presence, use, generation, handling, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Materials, or preservation or reclamation of natural resources.
          “Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, remedial actions, losses, damages (including all punitive damages, consequential damages and treble damages), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any alleged environmental condition, obligation under any Environmental Law or violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or the management, Release or threatened Release of Hazardous Materials.
          “Equity Issuance” has the meaning set forth in Section 5.12.
          “ERISA” has the meaning set forth in Section 3.11(a).
          “ERISA Affiliate” has the meaning set forth in Section 3.11(a).
          “Exchange Act” has the meaning set forth in Section 1.1(a).
          “Expenses” means all out-of-pocket fees and expenses of Parent and Purchaser (including all fees and expenses of Parent’s and Purchaser’s respective counsel, accountants, financial advisors and investment bankers), up to $7,500,000 in the aggregate, incurred by or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Offer Documents, the filing of any required notices under applicable Antitrust Laws or other regulations and all other matters related to the Offer, the Merger and the other Transactions.
          “Expiration Date” has the meaning set forth in Section 1.1(c).
          “Facilities” means each of the Company’s and its Subsidiaries’ owned, leased or operated network access points or data centers listed on Section 8.11(b) of the Company Disclosure Schedule (including, to the extent owned by the Company or any of its Subsidiaries, land and buildings, and cables, wires, conduits, switches, servers, routers and other equipment and real or personal property) and related material operating support systems, whether used to provide or support collocation, network connectivity, managed hosting, cloud computing, disaster recovery or continuity of operations, exchange point or other services provided by the Company or any of its Subsidiaries.
          “Fairness Opinion” has the meaning set forth in Section 3.24.
          “FAR” has the meaning set forth in Section 3.14(a).
          “FCPA” has the meaning set forth in Section 3.15(a).
          “Filed Company SEC Documents” has the meaning set forth in Section 3.5(d).
          “Foreign Plans” has the meaning set forth in Section 3.11(m).
          “fully-diluted basis” means the number of Shares then issued and outstanding plus all shares of Company Common Stock that the Company may be required to issue as of such date pursuant to options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not then vested or exercisable.
          “GAAP” means generally accepted accounting principles in the United States.
          “Good Condition” has the meaning set forth in Section 3.18(b).
          “Government Contract” means a Contract between the Company, any of its Subsidiaries or any of their respective Affiliates on the one hand, and (i) any Governmental Authority, (ii) any prime contractor to any Governmental Authority (provided that such Contract relates to a Government Contract of such prime contractor), (iii) any subcontractor to any prime contractor or subcontractor to any Governmental Authority (provided that such Contract relates to a Government Contract of such subcontractor), (iv) any entity or third party that is funded in whole by US Government funds, and (v) any entity or third party that is funded in whole by any international agency, on the other hand. Government Contracts include, as appropriate, all bids and proposals submitted by the Company, any of its Subsidiaries or any of their respective Affiliates that may result in the award of a Government Contract.
          “Government Subcontract” means a Contract that is a subcontract between the Company, any of its Subsidiaries or any of their respective Affiliates on the one hand, and any third party on the other hand, relating to a Contract between such third party and (i) any Governmental Authority or (ii) another party where the ultimate contracting party is a Governmental Authority. Government Subcontract includes all bids and proposals submitted to any party that may result in the award of a Government Subcontract.
          “Governmental Authority” means any supranational, foreign, domestic, state, municipal or local government, political subdivision or any department, court, arbitrator, commission, board, bureau, regulatory or administrative agency, instrumentality or other authority thereof, or any other governmental or quasi-governmental authority (including any government-sponsored enterprise such as Fannie Mae or Freddie Mac).
          “Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous”, “toxic”, a “pollutant”, a “contaminant”, “radioactive”, a “universal waste” or words of similar meaning or effect or which can give rise to liability under any Environmental Law.
          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
          “Indemnitee” has the meaning set forth in Section 5.8(a).
          “Indentures” shall collectively mean the 9.5% Indenture, the 12% Indenture and the Convertible Notes Indenture.
          “Independent Director Approval” has the meaning set forth in Section 1.3(f).
          “Independent Directors” has the meaning set forth in Section 1.3(c).
          “Initial Offer Expiration Date” has the meaning set forth in Section 1.1(c).
          “Intellectual Property Licenses” means (i) any grant (or covenant not to assert) by the Company or any Subsidiary to another Person of or regarding any right relating to or under the Company Intellectual Property or Company Technology, and (ii) any grant (or covenant not to assert) by another Person to the Company or any Subsidiary of or regarding any right relating to or under any third Person’s Intellectual Property Rights or third Person’s Technology.
          “Intellectual Property Rights” shall mean all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (i) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, “Patents”); (ii) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing (collectively, “Marks”); (iii) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights and registrations and applications therefore (collectively, “Copyrights”); (iv) confidential, proprietary or other nonpublic information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions (whether or not patentable and whether or not reduced to practice), concepts, trade secrets, discoveries, ideas and technical data and information, in each case which derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and which is the subject of reasonable efforts to maintain its secrecy, excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, “Trade Secrets”); and (v) all applications and registrations related to any of the foregoing clauses (i) through (iv).
          “Knowledge of the Company” means the actual Knowledge after due inquiry within the Company and its Subsidiaries of those individuals listed on Section 8.11(c) of the Company Disclosure Schedule.
          “Laws” has the meaning set forth in Section 3.8.
          “Liens” has the meaning set forth in Section 3.1(b).
          “Marks” has the meaning set forth in the definition of Intellectual Property Rights.
          “Material Contract” has the meaning set forth in Section 3.13(a).
          “Maximum Amount” has the meaning set forth in Section 5.8(c).
          “Merger” has the meaning set forth in the recitals.
          “Merger Consideration” has the meaning set forth in Section 2.7(c).
          “Minimum Condition” shall have the meaning set forth in Annex A.
          “Multiemployer Plan” has the meaning set forth in Section 3.11(a).
          “Notes” has the meaning set forth in Section 5.12.
          “Notice of Intended Recommendation Change” has the meaning set forth in Section 5.2(e))
          “Offer” has the meaning set forth in the recitals.
          “Offer Closing” has the meaning set forth in Section 1.1(e).
          “Offer Conditions” has the meaning set forth in Section 1.1(b).
          “Offer Documents” has the meaning set forth in Section 1.1(i).
          “Offer Price” has the meaning set forth in the recitals.
          “Offer Recommendation” has the meaning set forth in Section 3.3(b).
          “Offer Termination” has the meaning set forth in Section 1.1(g).

          “Open Source” has the meaning set forth in Section 3.19(e).
          “Option” has the meaning set forth in Section 2.10(a).
          “Option Consideration” has the meaning set forth in Section 2.10(a).
          “Optional Redemption” has the meaning set forth in Section 5.12.
          “Owned Properties” has the meaning set forth in Section 3.16(a).
          “Owned Property” has the meaning set forth in Section 3.16(a).
          “Parent Material Adverse Effect” has the meaning set forth in Section 4.1.
          “Parent” has the meaning set forth in the preamble.
          “Patents” has the meaning set forth in the definition of Intellectual Property Rights.
          “Paying Agent” has the meaning set forth in Section 2.8(a).
          “Permits” has the meaning set forth in Section 3.8.
          “Permitted Exceptions” means: (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent in the VDR or incurred subsequent to the date of any of such policies of title insurance which are not material to the business, operations and financial condition of the Company and its Subsidiaries taken as a whole; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefore in the Filed Company SEC Documents in accordance with GAAP; (iii) mechanics’, materialmens’, architects’, carriers’, workers’, repairers’ or other similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the Company and its Subsidiaries taken as a whole, or if material, are disclosed in the Filed Company SEC Documents and that are not resulting from a breach, default or violation by the Company or any of the Subsidiaries of any Contract or Law; and (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, that, individually or in the aggregate, would not be reasonably expected to impair in any material respect the Company and its Subsidiaries taken as a whole.
          “Permitted Investments” means (i) non-interest bearing bank deposits with commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available); (ii) interest bearing bank deposits with commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available); (iii) investments in any readily accessible money market fund with assets under management of at least $10 billion that invests solely in U.S. Government Securities; provided, however, that the funds deposited in any such fund may not represent more than 2% of the assets in such fund; (iv) investments in any prime money market fund with assets in excess of $35 billion, provided that no more than $750 million of the funds may be invested in any single such fund; or (v) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six (6) months from the date hereof.
          “Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.
          “Personal Property Leases” has the meaning set forth in Section 3.17(b).
          “Policies” has the meaning set forth in Section 3.20.
          “Promissory Note” has the meaning set forth in Section 1.4(b).
          “Proxy Date” has the meaning set forth in Section 5.4(c).
          “Proxy Statement” has the meaning set forth in Section 5.4(a).
          “Proxy Statement Clearance Date” means the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including the first date following the tenth (10th) day following the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement.
          “Purchaser” has the meaning set forth in the preamble.
          “Qualified Person” has the meaning set forth in Section 1.3(d).
          “Qualified Plan” has the meaning set forth in Section 3.11(c).
          “Real Property Lease” has the meaning set forth in Section 3.16(a).
          “Real Property Leases” has the meaning set forth in Section 3.16(a).
          “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.
          “Representatives” has the meaning set forth in Section 5.2(a).
          “Restricted Shares” has the meaning set forth in Section 2.10(b).

          “Satisfaction and Discharge” has the meaning set forth in Section 5.12.
          “Schedule 14D-9” has the meaning set forth in Section 1.2(a).
          “Schedule TO” has the meaning set forth in Section 1.1(i).
          “SEC” has the meaning set forth in Section 1.1(c).
          “Securities Act” has the meaning set forth in Section 3.1(b).
          “Share” has the meaning set forth in the recitals.
          “Shares” has the meaning set forth in the recitals.
          “Software” means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials related to any of the foregoing.
          “Stockholders’ Meeting” has the meaning set forth in Section 5.4(c).
          “Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.
          “Subsidiary Documents” has the meaning set forth in Section 3.1(c).
          “Superior Proposal” means a bona fide written Takeover Proposal that was made in circumstances not involving a breach of Section 5.2 of this Agreement (provided, that for purposes of this definition all references to 20% contained in the definition of “Takeover Proposal” shall be deemed to be references to 75%) which the Company Board determines in good faith, After Consultation, to be more favorable to the Company’s stockholders, from a financial point of view, than the Offer and the Merger, in each case taking into account all financial, legal, financing, regulatory and other aspects of such Takeover Proposal that are reasonably relevant to a determination of the likelihood of consummation of such Takeover Proposal (including the reputation of the Person or group making the Takeover Proposal) and further taking into account at any time of determination any changes to the terms and conditions of this Agreement that are then offered in writing by Parent pursuant to Section 5.2(e).
          “Support Agreements” has the meaning set forth in the recitals.
          “Supporting Stockholders” has the meaning set forth in the recitals.
          “Surviving Corporation” has the meaning set forth in Section 2.1.
          “Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions.
          “Tax Returns” means any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
          “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes (in the case of all such taxes, whether the tax base is modified or not), customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.
          “Technology” means, collectively, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software (whether in source code, object code or human readable form), databases and data collections, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein, and all related technology, documentation and other materials used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.
          “Termination Fee” means $52,500,000; provided, that if this Agreement is terminated pursuant to Section 7.1(c)(ii) and the definitive Company Acquisition Agreement providing for a Superior Proposal is entered into and publicly announced, all of which occurs on or prior to the thirtieth (30th) calendar day after the date hereof, then, in such instance only, the Termination Fee due and payable to Parent pursuant to Section 7.3(a)(iv) shall be $37,500,000.
          “Top Channel Partners” means a top ten (10) channel partner of the Company or any of its Subsidiaries based on revenues during the nine (9) months ended December 31, 2010, as set forth in Section 8.11(d) of the Company Disclosure Schedule.
          “Top Private Sector Customer” means a top ten (10) private sector customer of the Company or any of its Subsidiaries based on revenues during the nine (9) months ended December 31, 2010, as set forth in Section 8.11(e) of the Company Disclosure Schedule.
          “Top Public Sector Customer” means a top ten (10) public sector customer of the Company or any of its Subsidiaries based on revenues during the nine (9) months ended December 31, 2010, as set forth in Section 8.11(f) of the Company Disclosure Schedule (it being understood that each Governmental Authority shall be considered a separate customer for purposes hereof).
          “Top Vendors” means a top ten (10) vendor of the Company or any of its Subsidiaries based on expenditures during the nine (9) months ended December 31, 2010, as set forth in Section 8.11(g) of the Company Disclosure Schedule.
          “Top-Up Closing” has the meaning set forth in Section 1.4(c).
          “Top-Up Notice” has the meaning set forth in Section 1.4(c).
          “Top-Up Option” has the meaning set forth in Section 1.4(a).
          “Top-Up Option Shares” has the meaning set forth in Section 1.4(a).
          “Trade Secrets” has the meaning set forth in the definition of Intellectual Property Rights.
          “Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Offer and the Merger but excluding any transactions contemplated by Section 5.12, and the Support Agreements and the transactions contemplated thereby.
          “U.S. Government Securities” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include (a) a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian, with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by Law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt and (b) reverse repurchase agreements in respect of the securities described above.
          “VDR” shall mean the virtual data room with project name “TMRK” hosted by Merrill Corporation as of 12:00 P.M. (New York City time) on January 27, 2011, which shall be deemed to include any documents filed as an exhibit (or incorporated by reference) to the Company’s Form 10-K filed on June 14, 2010 for the fiscal year ended March 31, 2010.
          “Walk-Away Date” shall mean July 31, 2011.
          “WARN” has the meaning set forth in Section 3.11(n).
          “Warrant Consideration” has the meaning set forth in Section 2.11.
     Section 8.12 Interpretation.
          (a) When a reference is made in this Agreement to an Article, a Section, Annex or Schedule, such reference shall be to an Article of, a Section of, or an Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” when used in this Agreement shall be construed to have the same meaning and effect of the word “shall”. The word “or” when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
          (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
[signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

VERIZON COMMUNICATIONS INC.
By:	/s/ John W. Diercksen
Name:	John W. Diercksen
Title:	Executive Vice President of Strategy, Development and Planning

VERIZON HOLDINGS INC.
By:	/s/ John W. Diercksen
Name:	John W. Diercksen
Title:	Executive Vice President of Strategy, Development and Planning

TERREMARK WORLDWIDE, INC.
By:	/s/ Manuel D. Medina
Name:	Manuel D. Medina
Title:	Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

ANNEX A
Conditions to the Offer
          The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term “the Agreement” shall be deemed to refer to the attached Agreement.
          Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and (subject to the provisions of the Agreement) may terminate the Offer and not accept for payment any tendered Shares if (i) there shall not have been validly tendered (other than Shares tendered by guaranteed delivery where actual delivery has not occurred) and not validly withdrawn prior to the expiration of the Offer that number of Shares which, when added to the Shares owned by Parent and its Affiliates, would represent more than 50% of the Shares then outstanding determined on a fully-diluted basis (the “Minimum Condition”), (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of the Agreement and prior to the expiration of the Offer, any of the following conditions shall exist and be continuing as of the expiration of the Offer:
          (a) there shall be in effect any Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority that (i) restrains, enjoins, prevents, prohibits or makes illegal the acceptance for payment, payment for or purchase of some or all of the Shares by Purchaser or Parent pursuant to the Offer, or the consummation of the Transactions, (ii) imposes limitations on the ability of Purchaser, Parent or any of their Affiliates effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by them on all matters properly presented to the Company’s stockholders on an equal basis with all other stockholders (including the adoption of the Agreement), (iii) restrains, enjoins, prevents, prohibits or makes illegal, or imposes material limitations on, Parent’s, Purchaser’s or any of their Affiliates’ ownership or operation of all or any material portion of the businesses and assets of the Company and its Subsidiaries, taken as a whole, or, as a result of consummating the Offer or the Merger, of Parent and its Affiliates, taken as a whole, (iv) compels Parent, Purchaser or any of their Affiliates to dispose of any Shares or, as a result of the Transactions, compels Parent, Purchaser or any of their Affiliates to dispose of or hold separate any material portion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Affiliates, taken as a whole, or (v) imposes material damages on Parent, the Company or any of their respective Subsidiaries as a result of the Transactions;

          (b) there shall be any Law enacted, issued, promulgated, amended or enforced by any Governmental Authority applicable to (i) Parent, the Company or any of their respective Affiliates or (ii) the Transactions (other than the routine application of the waiting period provisions of the HSR Act) that results or is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;
          (c) (i) there shall have occurred since the date of this Agreement any events or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect or (ii)(A) the representations and warranties of the Company contained in Section 3.3(a) (Authority), Section 3.3(d) (Required Vote), Section 3.6(a) (Absence of Certain Changes or Events), Section 3.23 (Indebtedness), Section 3.24 (Opinion of Financial Advisor), Section 3.25 (Brokers and Other Advisors) and Section 3.26 (Anti-Takeover Provisions) shall not be true and correct in all respects, in each case both when made and at and as of the expiration of the Offer, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (B) the representations and warranties of the Company contained in Section 3.2 (Capitalization) shall not be true and correct in all respects, other than immaterial deviations, both when made and at and as of the expiration of the Offer, as if made at and as of such time and (C) all other representations and warranties of the Company set forth herein shall not be true and correct both when made and at and as of the expiration of the Offer, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
          (d) the Company shall not have performed or complied in all material respects with its obligations, agreements or covenants required to be performed or complied with under the Agreement at or prior to the expiration of the Offer;
          (e) a Company Adverse Recommendation Change shall have occurred; or
          (f) the Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated in accordance with the terms of this Agreement.
          The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by either of them regardless of the circumstances giving rise to such conditions or may, subject to applicable Law, be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser (except for any condition which, pursuant to Section 1.1 of the Agreement, may be waived only with the Company’s consent). The failure by Parent or Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right will be deemed an ongoing right which may be asserted at any time and from time to time. At the request of Parent, the Company shall deliver to Parent a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as the date of the scheduled expiration date of the Offer, to the effect that none of the conditions set forth in clauses (c) and (d) above shall have occurred and be continuing as of the expiration of the Offer.
          If the Offer is terminated, all tendered Shares not theretofore accepted for payment shall forthwith be returned to the tendering stockholders.

Exhibit A
Form of Certificate of Incorporation for the Surviving Corporation
Exhibit A-1

EXHIBIT A
FINAL FORM
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TERREMARK WORLDWIDE, INC.
          This Amended and Restated Certificate of Incorporation of Terremark Worldwide, Inc. (the “Corporation”), was duly adopted by the Board of Directors and the stockholders of the Corporation, as set forth below, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. The original Certificate of Incorporation was filed on June 20, 1996.
          The foregoing Amended and Restated Certificate of Incorporation was adopted by a majority of the issued and outstanding stock of each class of stockholders of the Corporation entitled to vote thereon as a class.
          This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of this Corporation to read in its entirety as follows:
          1. The name of the corporation is Terremark Worldwide, Inc.
          2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the

General Corporation Law of Delaware, as it may be amended from time to time, or any successor law.
          4. The total number of shares of all classes of stock which the corporation shall have authority to issue is one hundred (100) shares of Common Stock, $.001 par value.
          5. The Board of Directors is expressly authorized from time to time to adopt, amend or repeal the Bylaws of the corporation.
          6. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
          7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of

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Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be executed in its name by its authorized officer as of this ____ day of ______, 2011.

By:
Authorized Officer

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Exhibit B
Form of Bylaws for the Surviving Corporation
Exhibit B-1

EXHIBIT B
FINAL FORM
BY-LAWS
OF
TERREMARK WORLDWIDE, INC.
(a Delaware corporation)
ARTICLE I
Stockholders
          SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.
          SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or outside the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.
          SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.
          SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 5. Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.
          SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.
          SECTION 7. Voting; Proxies; Required Vote. (a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.
          (b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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          (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation’s Certificate of Incorporation.
          SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.
ARTICLE II
Board of Directors
          SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.
          SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be 1, or such larger number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.
          (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

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          (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
          SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
          SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or outside the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.
          SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.
          SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.
          SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors then in office.
          SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telephoning or emailing the same or by delivering the same personally not later than the day before the day of the meeting.
          SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

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          SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.
          SECTION 11. Vacancies. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.
          SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
ARTICLE III
Committees
          SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.
          SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.
          SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.
          SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

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ARTICLE IV
Officers
          SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.
          SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
          SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.
          SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.
          SECTION 5. President and Chief Executive Officer. The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.
          SECTION 6. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

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          SECTION 7. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.
          SECTION 8. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.
          SECTION 9. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.
ARTICLE V
Indemnification of Directors, Officers, Employees and other Corporate Agents
          SECTION 1. Action, Etc., Other Than By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of a subsidiary of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “Agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.
          SECTION 2. Action, Etc., By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only

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to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
          SECTION 3. Determination of Right of Indemnification. Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article V, which determination is made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.
          SECTION 4. Indemnification Against Expenses of Succesful Party. Notwithstanding the other provisions of this Article V, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, such Agent shall be indemnified against expenses, including attorneys’ fees actually and reasonably incurred by such Agent in connection therewith.
          SECTION 5. Advances of Expenses. Except as limited by Section 6 of this Article V, expenses incurred by an Agent in defending any civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if the Agent shall undertake to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized in this Article V. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful.
          SECTION 6. Right of Agent to Indemnification upon Application; Procedure upon Application. Any indemnification or advance under this Article V shall be made promptly, and in any event within ninety (90) days, upon the written request of the Agent, unless a determination shall be made in the manner set forth in the second sentence of Section 5 of this Article V hereof that such Agent acted in a manner set forth therein so as to justify the Corporation’s not indemnifying or making an advance to the Agent. The

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right to indemnification or advances as granted by this Article V shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days. The Agent’s expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.
          SECTION 7. Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which an Agent seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article V shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.
          SECTION 8. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.
          SECTION 9. Constituent Corporations. For the purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, all constituent corporations (including all constituents of constituents) absorbed in a consolidation or merger as well as the resulting or surviving corporation, which, if the separate existence of such constituent corporation had continued, would have had power and authority to indemnify its Agents, so that any Agent of such constituent corporation shall stand in the same position under the provisions of the Article V with respect to the resulting or surviving corporation as that Agent would have with respect to such constituent corporation if its separate existence had continued.
          SECTION 10. Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed

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to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.
          SECTION 11. Savings Clause. If this Article V or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law.
ARTICLE VI
Books and Records
          SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.
          SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.
          SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the

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resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
          (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VII
Certificates Representing Stock
          SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of

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record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.
          SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.
          SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.
          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.
          SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
ARTICLE VIII
Dividends
          Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the

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Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE IX
Ratification
          Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
ARTICLE X
Corporate Seal
          The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.
ARTICLE XI
Fiscal Year
          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.
ARTICLE XII
Waiver of Notice
          Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

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ARTICLE XIII
Bank Accounts, Drafts, Contracts, Etc.
          SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.
          SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
          SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.
          SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.
ARTICLE XIV
Amendments
          The Board of Directors shall have power to adopt, amend or repeal By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.

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